                                                                     Exhibit 4.1

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                          AMENDMENT AND RESTATEMENT OF
                                CREDIT AGREEMENT


                                  by and among


                                EMCOR GROUP, INC.


                                       and


                           CERTAIN OF ITS SUBSIDIARIES


                                       and


                          HARRIS TRUST AND SAVINGS BANK


                            individually and as Agent


                                       and


                                   the Lenders


                       which are or become parties hereto



                          Dated as of December 22, 1998



================================================================================

                              TABLE OF CONTENTS

                                                                                                                 PAGE
SECTION 1.                 THE REVOLVING CREDIT...................................................................1

       Section 1.1.        Revolving Credit.......................................................................1
       Section 1.2.        Revolving Loans........................................................................2
       Section 1.3.        Letters of Credit......................................................................3

                  (a)      General Terms..........................................................................3
                  (b)      Applications...........................................................................3
                  (c)      The Reimbursement Obligation...........................................................4
                  (d)      The Participating Interests............................................................4
                  (e)      Indemnification........................................................................5
       Section 1.4.        Manner of Borrowing Revolving Loans....................................................5
                  (a) Generally...................................................................................5
                  (b)      Agent Reliance on Bank Funding.........................................................6

       Section 1.5.        Minimum Borrowing Amounts..............................................................6
       Section 1.6.        Maturity of Loans......................................................................6
       Section 1.7.        Appointment of Company as Agent for Borrowers; Reliance by Agent.......................7

                  (a) Appointment.................................................................................7
                  (b)      Reliance...............................................................................7

SECTION 2.                 INTEREST...............................................................................7

       Section 2.1.        Domestic Rate Loans....................................................................7
       Section 2.2.        Eurodollar Loans.......................................................................7
       Section 2.3.        Rate Determinations....................................................................8
       Section 2.4.        Computation of Interest................................................................8
       Section 2.5.        Funding Indemnity......................................................................8
       Section 2.6.        Change of Law..........................................................................9
       Section 2.7.        Unavailability.........................................................................9
       Section 2.8.        Increased Cost and Reduced Return......................................................9
       Section 2.9.        Lending Offices.......................................................................10
       Section 2.10.       Discretion of Lender as to Manner of Funding..........................................11
       Section 2.11.       Capital Adequacy......................................................................11

SECTION 3.                 FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS................................11

       Section 3.1.        Facility Fee..........................................................................11
       Section 3.2.        Other Fees............................................................................11
       Section 3.3.        Letter of Credit Fees.................................................................11
       Section 3.4.        Voluntary Prepayments.................................................................12
       Section 3.5.        Mandatory Prepayment..................................................................12
       Section 3.6.        Voluntary Terminations................................................................12
       Section 3.7.        Place and Application.................................................................12


       Section 3.8.        Notations and Requests................................................................14

SECTION 4.                 THE COLLATERAL AND THE GUARANTEES.....................................................14

       Section 4.1.        The Collateral........................................................................14
       Section 4.2.        The Guarantees........................................................................15

SECTION 5.                 REPRESENTATIONS AND WARRANTIES........................................................15

       Section 5.1.        Organization and Qualification........................................................15
       Section 5.2.        Subsidiaries..........................................................................16
       Section 5.3.        Corporate Authority and Validity of Obligations.......................................16
       Section 5.4.        Use of Proceeds; Margin Stock.........................................................17
       Section 5.5.        Financial Reports.....................................................................17
       Section 5.6.        No Material Adverse Change............................................................17
       Section 5.7.        Full Disclosure.......................................................................17
       Section 5.8.        Good Title............................................................................18
       Section 5.9.        Litigation and Other Controversies....................................................18
       Section 5.10.       Taxes.................................................................................18
       Section 5.11.       Approvals.............................................................................18
       Section 5.12.       Affiliate Transactions................................................................18
       Section 5.13.       Investment Company; Public Utility Holding Company....................................18
       Section 5.14.       ERISA.................................................................................18
       Section 5.15.       Compliance with Laws..................................................................19
       Section 5.16.       Other Agreements......................................................................19
       Section 5.17.       No Default............................................................................19
       Section 5.18.       Year 2000 Compliance..................................................................19

SECTION 6.                 CONDITIONS PRECEDENT..................................................................19

       Section 6.1.        Representations True..................................................................20
       Section 6.2.        Compliance............................................................................20
       Section 6.3.        Credit Limits.........................................................................20
       Section 6.4.        Regulatory Compliance.................................................................20
       Section 6.5.        Letters of Credit.....................................................................20

SECTION 7.                 COVENANTS.............................................................................20

       Section 7.1.        Maintenance of Business...............................................................20
       Section 7.2.        Maintenance of Property...............................................................21
       Section 7.3.        Taxes and Assessments.................................................................21
       Section 7.4.        Insurance.............................................................................21
       Section 7.5.        Financial Reports and Rights of Inspection............................................21
       Section 7.6.        Adjusted Tangible Net Worth...........................................................23
       Section 7.7.        Leverage Ratio........................................................................24
       Section 7.8.        Fixed Charge Coverage Ratio...........................................................24
       Section 7.9.        Current Ratio.........................................................................24
       Section 7.10.       Indebtedness for Borrowed Money.......................................................24


       Section 7.11.       Liens.................................................................................25
       Section 7.12.       Investments, Acquisitions, Loans, Advances and Guarantees.............................27
       Section 7.13.       Capital and Certain other Restricted Expenditures.....................................30
       Section 7.14.       Mergers, Consolidations and Sales.....................................................31
       Section 7.15.       Maintenance of Restricted Subsidiaries................................................32
       Section 7.16.       Dividends and Certain Other Restricted Payments.......................................32
       Section 7.17.       ERISA.................................................................................33
       Section 7.18.       Compliance with Laws..................................................................33
       Section 7.19.       Burdensome Contracts With Affiliates..................................................33
       Section 7.20.       Amendments to Subordinated Debt.......................................................34
       Section 7.21.       No Changes in Fiscal Year.............................................................34
       Section 7.22.       Formation of Subsidiaries.............................................................34
       Section 7.23.       Change in the Nature of Business......................................................34
       Section 7.24.       Year 2000 Assessment..................................................................34

SECTION 8.                 EVENTS OF DEFAULT AND REMEDIES........................................................34

       Section 8.1.        Events of Default.....................................................................34
       Section 8.2.        Non-Bankruptcy Defaults...............................................................36
       Section 8.3.        Bankruptcy Defaults...................................................................36
       Section 8.4.        Collateral for Undrawn Letters of Credit..............................................36

SECTION 9.                 DEFINITIONS INTERPRETATIONS...........................................................37

       Section 9.1.        Definitions...........................................................................37
       Section 9.2.        Interpretation........................................................................50

SECTION 10.                THE AGENT AND THE ISSUERS.............................................................50

       Section 10.1.       Appointment and Authorization.........................................................50
       Section 10.2.       Rights as a Lender....................................................................51
       Section 10.3.       Standard of Care......................................................................51
       Section 10.4.       Costs and Expenses....................................................................52
       Section 10.5.       Indemnity.............................................................................52
       Section 10.6.       Conflict..............................................................................52

SECTION 11.                MISCELLANEOUS.........................................................................52

       Section 11.1.       Withholding Taxes.....................................................................52
       Section 11.2.       Holidays..............................................................................54
       Section 11.3.       No Waiver, Cumulative Remedies........................................................54
       Section 11.4.       Waivers, Modifications and Amendments.................................................54
       Section 11.5.       Costs and Expenses....................................................................55
       Section 11.6.       Stamp Taxes...........................................................................55
       Section 11.7.       Survival of Representations and Indemnities...........................................55
       Section 11.8.       Construction..........................................................................55
       Section 11.9.       Addresses for Notices.................................................................55
       Section 11.10.      Obligations Several...................................................................56


       Section 11.11.      Headings..............................................................................56
       Section 11.12.      Severability of Provisions............................................................56
       Section 11.13.      Counterparts..........................................................................56
       Section 11.14.      Binding Nature and Governing Law......................................................56
       Section 11.15.      Entire Understanding..................................................................56
       Section 11.16.      Extensions of the Commitments.........................................................56
       Section 11.17.      Participations........................................................................57
       Section 11.18.      Assignment Agreements.................................................................57
       Section 11.19.      Terms of Collateral Documents not Superseded..........................................58
       Section 11.20.      PERSONAL JURISDICTION.................................................................58
                  (a)      EXCLUSIVE JURISDICTION................................................................58
                  (b)      OTHER JURISDICTIONS...................................................................58

       Section 11.21.      Currency..............................................................................59
       Section 11.22.      Currency Equivalence..................................................................59

Signature Page....................................................................................................1


EXHIBIT A - Revolving Credit Note
EXHIBIT B - Form of Opinion of Counsel
EXHIBIT C - Borrowing Base Certificate
EXHIBIT D - Compliance Certificate
EXHIBIT E - Assignment and Acceptance
EXHIBIT F - Acknowledgement of Pledge
SCHEDULE I - Compliance Calculations
SCHEDULE 1.1 - Commitments
SCHEDULE 4.2 - The Guarantors
SCHEDULE 5.2 - Subsidiaries
SCHEDULE 5.9 - Litigation
SCHEDULE 7.10 - Indebtedness
SCHEDULE 7.11 - Liens
SCHEDULE 7.12 - Investments, Loans, Advances and Guarantees

                                EMCOR GROUP, INC.

                  AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

and the other Lenders from time to time party hereto

Gentlemen:

         The undersigned, EMCOR Group Inc., a Delaware corporation, DYN Specialty Contracting Inc. a Virginia corporation, Comstock Canada Ltd., a Canadian corporation, and Drake & Scull Engineering Ltd., a United Kingdom corporation, refer to the Credit Agreement dated as of June 19, 1996 as currently in effect between them and you, all as heretofore amended (the "Credit Agreement"), capitalized terms used herein without definition to have the meaning ascribed to them in the Credit Agreement as amended and restated hereby. Upon your acceptance hereof in the space provided for that purpose below this shall constitute a contract between us for the following uses and purposes:

ARTICLE I.  AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT.

         The Credit Agreement shall be amended and, for the sake of convenience and clarity, shall be restated in its entirety to read as follows:

                  "The undersigned, EMCOR Group, Inc., a Delaware corporation (the "Company"), Comstock Canada, Ltd., a Canadian corporation ("Comstock Canada"), and Drake & Scull Engineering Ltd., a United Kingdom corporation ("Drake & Scull"), apply to you for your several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") available to the Borrowers, all as more fully hereinafter set forth.

SECTION 1.           THE REVOLVING CREDIT

        Section 1.1. Revolving Credit. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a Revolving Credit to the Borrowers in the amount of its commitment to extend the Revolving Credit set forth opposite its name on Schedule 1.1 hereto or on the Assignment Agreement to which it is a party (its "Commitment" and cumulatively for all the Lenders, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. Subject to the terms and conditions hereof, such Revolving Credit may be availed of by each Borrower in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by any one or more of the Borrowers in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate amount of the Revolving Loans and L/C Obligations outstanding at any one time from all the Borrowers taken together when taken together with the amount of outstanding borrowings and letters of credit under the Canadian Facility shall not at any time exceed the lesser of the Commitments then in effect or the Borrowing Base as shown on the most recent Borrowing Base Certificate, provided, further, that in addition to, and not in substitution for, the foregoing requirement: (i) the aggregate outstanding amount of L/C Obligations shall in no event exceed $100,000,000 at any one time outstanding, (ii) the aggregate amount of Revolving Loans made to Drake & Scull when taken together with the aggregate amount of L/C Obligations with respect to Letters of Credit issued for the account of Drake & Scull and its Subsidiaries shall in no event exceed $50,000,000 at any one time outstanding, and (iii) the aggregate amount of Revolving Loans made to Comstock Canada and of L/C Obligations with respect to Letters of Credit issued for the account of Comstock Canada and its Subsidiaries when taken together with the aggregate outstanding amount of loans made under the Canadian Facility and letters of credit issued thereunder shall in no event exceed $25,000,000 at any one time outstanding (the "Sublimits"). The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Commitment.

For all purposes of this Agreement, where a determination of the used, unused or available amount of the Commitments or of the outstanding amount of Credit Utilizations is necessary, Credit Utilizations payable in an Alternative Currency shall be converted into their U.S. Dollar Equivalent. Such conversions shall be made on the date of each Credit Utilization in an Alternative Currency as to that Credit Utilization and all Credit Utilizations shall be converted into their U.S. Dollar Equivalent as of the last day of each month or at the time of each Credit Utilization should the Agent so elect; such conversions to be based on the applicable spot currency conversion ratio as reported in the Wall Street Journal as of the applicable date or time. If the last day of a month is not a Business Day, such conversion shall be made as of the next Business Day. The Agent shall promptly notify the Company of such determination of a U.S. Dollar Equivalent and of the basis therefor. All Credit Utilizations and interest thereon shall be repaid in the currency in which they were effected.

        Section 1.2. Revolving Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "Revolving Loan" and collectively the "Revolving Loans"). Each Borrowing of Revolving Loans shall, except to the extent otherwise agreed in writing by all Lenders, be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000. All Revolving Loans made by a Lender to a particular Borrower shall be evidenced by a single Revolving Credit Note of such Borrower (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Without regard to the face principal amount of each Lender's Revolving Credit Note, the actual principal amount at any time outstanding and owing by each Borrower on account of Revolving Loans shall be the sum of all Revolving Loans then or theretofore made thereon by such Lender to such Borrower less all payments actually received thereon.

        Section 1.3.    Letters of Credit.

        (a) General Terms. Subject to the terms, conditions and limitations hereof (including those set forth in Section 1.1 hereof), as part of the Revolving Credit, the Applicable Issuer shall issue Financial Letters of Credit or Performance Letters of Credit (each a "Letter of Credit") for the account of any one or more of the Borrowers in, as requested by the Company acting on behalf of the applicable Borrower, U.S. Dollars or an Alternative Currency. Each Letter of Credit shall be issued by the Applicable Issuer, but each Lender shall be obligated to reimburse the Applicable Issuer for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in accordance with each Lender's Percentage. Each Letter of Credit shall conform to the Applicable Issuer's policies as to form and shall be a Letter of Credit which the Applicable Issuer may lawfully issue. Each Letter of Credit shall support payment of an obligation of the Borrower who applies for same or an obligation of a Subsidiary of same which is a Restricted Subsidiary or of a venture described in subsections (j), (n) or (o) of Section 7.12 of which the applicant or one of its Restricted Subsidiaries is a member.

        (b) Applications. At any time before the Termination Date, the Applicable Issuer shall, subject to all of the terms and conditions hereof, at the request of the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof), issue one or more Letters of Credit, in a form satisfactory to the Applicable Issuer, in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form customarily prescribed by the Applicable Issuer for the type of Letter of Credit in question, duly executed by the Borrower for whose account such Letter of Credit was issued (each an "Application"). Each Letter of Credit issued hereunder shall (a) be payable, as determined by the Company acting on behalf of the applicable Borrower, in U.S. Dollars or an Alternative Currency and (b) expire not later than (i) the Termination Date for Letters of Credit issued by Harris Trust and Savings Bank and (ii) the date which is five days prior to the Termination Date for Letters of Credit issued by an Applicable Issuer other than Harris Trust and Savings Bank. Notwithstanding anything contained in any Application to the contrary, (i) the applicable Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.3 hereof, (ii) except as otherwise provided in Section 3.5 hereof, prior to the existence of an Event of Default, the Applicable Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Applicable Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Applicable Issuer for the amount of such drawing shall bear interest (which the relevant Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin for Eurodollar Loans from time to time in effect. The Issuers will promptly notify the Agent of each request for a Letter of Credit and of issuance of a Letter of Credit. If an Issuer issues any Letters of Credit with expiration dates that are automatically extended unless such Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) an Event of Default exists and the Required Lenders have given the Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Without limiting the generality of the foregoing, each Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 6, the other terms of this Section 1.3 and the other provisions of this Agreement and such Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies such Issuer of any failure to satisfy or otherwise comply with such conditions, terms and other provisions and directs the Issuer not to take such action.

        (c) The Reimbursement Obligation. Subject to Section 1.3(b) hereof, the obligation of a Borrower to reimburse the Applicable Issuer for all drawings under a Letter of Credit issued for such Borrower's account (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the designated office of such Issuer by no later than 12:00 Noon (local time at the issuing office of the Issuer) on the date when such drawing is paid. If the relevant Borrower does not make any such reimbursement payment on the date due and the Participating Lenders (as hereinafter defined) fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Applicable Issuer in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

        (d) The Participating Interests. Each Lender, by its acceptance hereof, severally agrees to purchase from the Applicable Issuer, and the Applicable Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Applicable Issuer. Upon any failure by a Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for such Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Applicable Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate from the Applicable Issuer to such effect, if such certificate is received before 1:00 p.m. (local time at the office of the Issuer), or not later than the following Business Day, if such certificate is received after such time, pay to the Applicable Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Applicable Issuer to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Applicable Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the rate per annum determined by adding the Applicable Margin to the Domestic Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Applicable Issuer retaining its Percentage as a Lender hereunder.

        The several obligations of the Participating Lenders to the Issuers under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, to the extent such Borrower is relieved from its obligation to reimburse the Applicable Issuer for a drawing under a Letter of Credit because of the Applicable Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any one or more of the Borrowers, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender hereunder (whether as fundings of participations, indemnities or otherwise).

        (e) Indemnification. Each of the Participating Lenders shall, to the extent of their respective Percentages, indemnify the Issuers (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the applicable Issuer's gross negligence or willful misconduct) that the Issuers may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

        Section 1.4. Manner of Borrowing Revolving Loans. (a) Generally. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall give the Agent notice (which shall be irrevocable and may be written or oral, but if oral, promptly confirmed in writing) by 10:00 a.m. (Central Time) on any Business Day of each request for a Borrowing of Revolving Loans, in each case specifying the Borrower to which the proceeds of such Borrowing are to be disbursed, the amount of each such Borrowing, the currency of such Borrowing (which must be U.S. Dollars or an Alternative Currency, except that Domestic Rate Loans shall only be available in U.S. Dollars), the date such Borrowing is to be made, which shall be not less than three Business Days hence in the case of a Borrowing in an Alternative Currency or a Borrowing of Eurodollar Loans, but which may be the same day in the case of a Borrowing of Domestic Rate Loans, whether the Borrowing is to be of Domestic Rate Loans or Eurodollar Loans and, in all cases other than a Borrowing of Domestic Rate Loans, of the Interest Period selected therefor. The Agent shall promptly notify each Lender of its receipt of each such notice. Not later than 1:00 p.m. on the date specified for any Borrowing, each Lender shall make the proceeds of its Revolving Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago except (i) in the case of Revolving Loans denominated in an Alternative Currency, which shall be made available at such office as the Agent has previously specified in a notice to each Lender in such funds which are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the relevant Borrowing and (ii) to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans to the same Borrower and in the same currency (a "Refunding Borrowing"), in which case each Bank shall record the Revolving Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the Note held by it, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Revolving Loan through the proceeds of such new Revolving Loan. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Revolving Loan denominated in U.S. Dollars shall be made available to the relevant Borrower on the date requested at the office of the Agent in Chicago and the proceeds of each Lender's Revolving Loans denominated in an Alternative Currency at such office as the Agent has previously agreed to with the relevant Borrower, in each case in the type of funds received by the Agent from the Lenders. The Lenders' obligations to make Revolving Loans in an Alternative Currency or to provide or participate in Letters of Credit payable in an Alternative Currency shall always be subject to such Alternative Currency being freely available to each of them in the relevant market. If any Lender reasonably determines that such currency requested is unavailable to it in the amount and for the term requested it shall so notify the Agent within two hours of its receipt of the aforesaid notice and the Agent shall promptly notify the Company and each other Lender of its receipt of such notice and the request of the Company for the Borrowing in the Alternative Currency in question shall be deemed withdrawn. Borrowing notices shall be irrevocable.

        (b) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender before the time when such Lender is scheduled to make payment to the Agent of the proceeds of a Revolving Loan that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Revolving Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Revolving Loan denominated in an Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Lender's Revolving Loan, as determined by the Agent. If such amount is not received from such Lender by the Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Agent the proceeds of the Revolving Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Revolving Loan.

        Section 1.5. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000, and each Borrowing of Eurodollar Loans shall be in an amount not less than $2,500,000.

        Section 1.6. Maturity of Loans. Each Eurodollar Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto, provided that, subject to the terms and conditions of this Agreement, such Eurodollar Loan may be refunded through a

Refunding Borrowing. Each Domestic Rate Loan shall mature and become due and payable on the Termination Date.

        Section 1.7. Appointment of Company as Agent for Borrowers; Reliance by Agent. (a) Appointment. Each Borrower irrevocably appoints the Company as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Borrowings to be made by such Borrower and for Letters of Credit to be issued for such Borrower's account and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Agent and the Lenders shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the Company so indicates.

        (b) Reliance. All requests for Borrowings and selection of interest rates, currencies and Interest Periods to be applicable thereto may be written or oral, including by telephone or telecopy. The Borrowers agree that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnifying the Agent and Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

SECTION 2. INTEREST.

        Section 2.1. Domestic Rate Loans. Each Domestic Rate Loan shall bear interest (which the relevant Borrower promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Loan is not paid when due (whether by lapse of time, acceleration or otherwise), such Revolving Loan shall bear interest (which the relevant Borrower promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum determined by adding 2% to the sum of the Applicable Margin as in effect from time to time. Interest on the Revolving Loans shall be payable in arrears on the last day of each calendar month (beginning on the first of such dates after the date hereof) and at maturity of the Revolving Credit Notes and interest after maturity shall be due and payable upon demand.

        Section 2.2. Eurodollar Loans. Each Eurodollar Loan shall bear interest (which the relevant Borrower promises to pay at the times herein provided) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on the date occurring three months after the date of the Borrowing of such Loan; provided that if a Eurodollar Loan is not paid when due (whether by acceleration or otherwise), such Loan shall bear interest (which the relevant Borrower promises to pay at the times herein provided) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and thereafter (i) in the case of Eurodollar Loans payable in U.S. Dollars at the interest rate per annum from time to time applicable to Domestic Rate Loans which are overdue and (ii) in the case of Eurodollar Loans payable in an Alternative Currency at a rate per annum equal to the sum of the Applicable Margin, plus a rate of two percent (2.0%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks of the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

        Section 2.3. Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder in accordance herewith, and its determination thereof shall be deemed prima facie correct.

        Section 2.4. Computation of Interest. All interest on the Revolving Credit Notes (and unless otherwise stated herein, all fees, charges and commissions due hereunder), shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

        Section 2.5. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

        (i) any payment or prepayment of a Eurodollar Loan on a date other than the last day of its Interest Period for any reason,

        (ii) any failure (because of a failure to meet the conditions of Borrowing or otherwise) by a Borrower to borrow or refund a Eurodollar Loan on the date specified in a notice given pursuant to this Agreement,

        (iii) any failure by a Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

        (iv) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the applicable Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Company, with a copy to the Agent, a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct.

        Section 2.6. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Loans in an Alternative Currency or Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans or Loans in an Alternative Currency (as applicable) under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such Loans. The applicable Borrower shall prepay on demand the outstanding principal amount of any such affected Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the applicable Borrower may then elect to borrow the principal amount of the affected Loans from such Lender by means of Domestic Rate Loans which Loans shall not be made ratably by the Lenders but only from such affected Lender.

        Section 2.7. Unavailability. If prior to the commencement of any Interest Period for any Borrowing of Eurodollar Loans:

               (a) the Agent determines that deposits in the applicable currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

               (b) the Required Lenders notify the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding their Loans in the currency in question for such Interest Period or (ii) that the making or funding of Loans in the relevant currency has become impracticable, in either case as a result of an event occurring after the date hereof which in the opinion of such Lender materially affects such Loans, then and in any such event the Agent shall not less than two days prior to the commencement of such Interest Period, give notice thereof to the Company and the Lenders, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Loans in the currency so affected or to make Eurodollar Loans (as applicable) shall be suspended.

        Section 2.8. Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender (or its applicable lending office) to any tax, duty or other charge with respect to any of its Eurodollar Loans, its Revolving Credit Notes, its Letter(s) of Credit, or its participation in any thereof, or its obligation to make Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its applicable lending office) of the principal of or interest on any of its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurodollar Loans, Letter(s) of Credit, or participations therein or its obligation to make Eurodollar Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) or shall impose on any Lender (or its lending office) or on the interbank market any other condition affecting its Revolving Loans, its Revolving Credit Notes, its Letter(s) of Credit, or its participation in any thereof, any of its obligation to make Revolving Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) of making or maintaining any Revolving Loan in the currency requested or issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its applicable lending office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender, in its reasonable judgment, to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Agent), the Company shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

Each Lender that determines to seek compensation under this Section 2.8 shall notify the Company and the Agent of the circumstances that entitle the Lender to such compensation pursuant to this Section 2.8 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 2.8 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        Section 2.9. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Revolving Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company and the Agent (but such funds shall in any event be made available to the

Company at the office of the Agent as herein provided for), provided that the Company shall not be required to reimburse any Lender under any of the provisions of this Section 2 for any cost which such Lender would not have incurred but for changing its lending or funding branch unless the Company consented to such change.

        Section 2.10. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the relevant market and in the relevant currency having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to Adjusted LIBOR for the currency in question for such Interest Period.

        Section 2.11. Capital Adequacy. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or the Letters of Credit or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time as specified by such Lender the Company shall pay on demand such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this Section
2.11 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be prima facie evidence thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

        Section 3.1. Facility Fee. For the period from the date hereof to and including the Termination Date, the Borrowers shall pay to the Agent for the account of the Lenders a facility fee at the rate per annum equal to the Applicable Margin on the average daily amount of the Commitments hereunder whether or not in use. Such fee is due and payable in arrears on the last day of each calendar quarter (commencing with the first of such dates after the date hereof) and on the Termination Date.

        Section 3.2. Other Fees. The Company shall pay to the Agent such other and additional fees as may from time to time be agreed to between the Company and the Agent.

        Section 3.3. Letter of Credit Fees. The applicable Borrowers shall pay to the Agent, for the ratable account of the Lenders, a fee on the amount of the L/C Obligations from time to time outstanding computed at the Applicable Margin in the case of Financial Letters of Credit and the Applicable Margin less the rate of 3/4 of 1% per annum in the case of Performance Letters of Credit, such fee to be due and payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date. In addition, on the date of issuance of each Letter of Credit the applicable Borrower shall pay the Applicable Issuer for its own account a fee of 1/4 of 1% of the face amount of such Letter of Credit, such fee to be retained by the Applicable Issuer for its own account. In addition, the applicable Borrower shall pay to the Applicable Issuer such issuing, processing, drawing, amendment and other fees and charges as the Applicable Issuer customarily imposes in connection with the issuance of letters of credit of the type in question, the payment of drafts thereunder or amendments thereto.

        Section 3.4. Voluntary Prepayments. The Borrowers shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in an amount not less than $500,000 (or such lesser amount as may then be outstanding) and thereafter in integral multiples of $100,000) the Revolving Credit Notes at any time upon notice from the Company (which need not be joined in by any Borrower) to the Agent prior to 11:00 a.m. on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and, if such prepayment prepays the Borrowings from a particular Borrower in full, accrued interest thereon to the date of prepayment. Any amounts so prepaid may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again.

        Section 3.5. Mandatory Prepayment. In the event that the aggregate amount of the Revolving Loans and the L/C Obligations shall at any time and for any reason exceed the Borrowing Base or the Commitments or the aggregate amount of Revolving Loans and L/C Obligations owing from any Borrower shall exceed any applicable Sublimit, in each case for any reason (including changes in currency rates), the Borrowers shall immediately and without notice or demand pay the amount of the excess to the Agent as and for a mandatory prepayment on the Revolving Credit Notes or, if the Revolving Loans have been paid in full but L/C Obligations are outstanding, then and in any such event, such excess shall be paid over to the Agent to be applied against, or held as collateral security for, as applicable, such L/C Obligations.

        Section 3.6. Voluntary Terminations. The Borrowers shall have the privilege upon five Business Days' prior notice from the Company (which need not be joined in by any Borrower) to the Agent (which shall promptly notify the Lenders) to ratably terminate the Commitments in whole or in part (but if in part then in the amount of $2,000,000 or such greater amount which is an integral multiple of $100,000); provided that the Commitments may not be reduced to an amount less than the sum of all Revolving Loans and all L/C Obligations then outstanding unless there is deposited with the Agent as cash collateral for such Revolving Loans and L/C Obligations cash in the amount by which the same exceed the amount of the Commitments.

        Section 3.7. Place and Application. All payments of principal, interest and fees shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment by no later than 12:00 Noon Central Time on the due date thereof or, if such payment is to be made in an Alternative Currency, by no later than 12:00 Noon local time at the place of payment to such office as the Agent has previously specified; provided however that reimbursements of drawings under Letters of Credit shall be made to the Applicable Issuer. Any payments received by the Agent or such Applicable Issuer after such time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of Revolving Loans or reimbursement of drawings under a Letter of Credit in an Alternative Currency, in such Alternative Currency in such funds then customary for settlement of international transactions in such currency. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Except as herein provided, all payments shall be received for the ratable account of the Lenders and shall be distributed by the Agent to the Lenders in accordance with their Percentages on the date the Agent receives payment, or if the Agent receives payment later than 12:00 Noon Central Time, then no later than the next Business Day. Any amount prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. Unless the applicable Borrower otherwise requests, each prepayment shall be first applied to such Borrower's Domestic Rate Loans and then to its Eurodollar Loans in the order in which their Interest Periods expire. Any prepayment of Eurodollar Loans shall be accompanied by any amount due the Lenders under Section 2.5 hereof but acceptance of any such prepayment without such a payment being made shall not preclude a later demand by the Lenders for such payment.

        Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall, subject to the terms of the Intercreditor Agreements, be remitted to the Agent and distributed as follows:

               (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

               (b) second, to the payment of any outstanding interest or other fees or amounts due under the Revolving Credit Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

               (c) third, to the payment of the principal of the Revolving Credit Notes and any unpaid Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to or held as collateral security for the Lenders to be allocated pro rata as among the Lenders in accordance with the then respective aggregate unpaid principal balances of their Revolving Loans and their interests in the Letters of Credit;

               (d) fourth, to the Agent and the Lenders ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Borrowers owing to each of them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

               (e) fifth, to the Company on behalf of the Borrowers (each Borrower hereby agreeing that its recourse for its share of such payment shall be to the Company and not the Agent or any Lender) or whoever else may be lawfully entitled thereto.

        Section 3.8. Notations and Requests. All Borrowings made against the Revolving Credit Notes, the Borrower which made such Borrowings, the rates of interest applicable thereto, the maturity thereof and the currency in which each such Borrowing is denominated, shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Revolving Credit Notes and the unpaid principal balances and status, rates and currencies so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Revolving Credit Notes of the principal amount remaining unpaid thereon, the Borrower which made the Borrowings evidenced thereby, the currencies in which such Borrowings are payable, the interest rates applicable thereto and the maturity thereof. Prior to any negotiation of any Revolving Credit Note, the Lender holding such Revolving Credit Note shall endorse thereon the outstanding amount of Borrowings evidenced thereby, the currencies in which the same are payable, the rates of interest applicable thereto and the maturities thereof.

SECTION 4. THE COLLATERAL AND THE GUARANTEES.

        Section 4.1. The Collateral. The Obligations shall be secured by valid and perfected first Liens on all inventory, accounts receivable, equipment and other goods of the Borrowers and the Guarantors (including, subject to the provisions of this Section 4.1, all capital stock of the Guarantors), together with all instruments, securities, chattel paper and intangibles of the Borrowers and the Guarantors and all proceeds of the foregoing, provided however that unless and until the Required Lenders otherwise elect (i) the Borrowers and the Guarantors shall not be required to note the Agent's Lien on any certificate of title issued for a vehicle or to perfect a Lien on fixtures or on inventory or equipment temporarily located at job sites outside of the jurisdiction where its chief executive office is located and (ii) no Guarantor, the fair market value of whose assets aggregate less than $250,000 shall be required to grant Liens on its assets to the Agent, further provided that (i) Liens on those accounts receivable arising under contracts of the Guarantors for which Seaboard Surety Company and/or its Affiliates or London Guarantee Insurance Company and/or its Affiliates or Reliance Insurance Company and/or its Affiliates have provided payment and/or performance bonds and on inventory and materials and equipment purchased for, installed in, or allocated to any such contracts, may be subject to prior Liens in favor of Seaboard Surety Company and/or its Affiliates, London Guarantee Insurance Company and/or its Affiliates and Reliance Insurance Company and/or its Affiliates to secure obligations in connection with such payment and performance bonds, (ii) no Lien need be granted on any asset subject to a lien permitted by Section 7.11(e), (i), (j), (k), (l) (as to Liens on fixed assets only), (m) or (n) (insofar as (n) relates to the extension, renewal or replacement of a Lien permitted by the subsections of Section 7.11 identified in this clause (ii)), or
(o), (iii) no Lien need be granted on the capital stock of an Unrestricted Subsidiary or on the capital stock or assets of Designated Foreign Restricted Subsidiaries, (iv) Liens need not be granted on the stock of the Canadian Subsidiaries or Drake & Scull Engineering (North) Ltd. or Drake & Scull Engineering (South) Ltd., and the Canadian Subsidiaries and Drake & Scull Engineering (North) Ltd. and Drake & Scull Engineering (South) Ltd. need not grant a Lien on their assets prior to February 28, 1999 and the Liens so granted on the assets of the Canadian Subsidiaries may be subject to Liens permitted by
Section 7.11(f) hereof, (vi) no Liens need be granted on real property unless and until the Required Lenders so require, (vii) Liens granted may be subject to Liens permitted by clauses (a), (b), (c) and (h) of Section 7.11 hereof, (viii) Liens need not be perfected on notes receivable having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate or on bonds or notes of the City of New York pledged to the City of New York in lieu of retainage and
(ix) Liens need not be perfected on equity securities (other than capital stock of Restricted Subsidiaries required to be pledged by the other provisions of this Section 4.1) having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate. The Borrowers agree that they will, and will cause the Guarantors to, from time to time at the request of the Agent or the Required Lenders execute and deliver such documents and do such acts and things as the Agent or the Required Lenders may reasonably request in order to provide for or perfect such Liens on the Collateral.

        Section 4.2. The Guarantees. The Obligations shall be fully guaranteed by the Guarantors. The Required Lenders may from time to time require any Restricted Subsidiary (other than a captive insurance company or a captive surety company which is a Restricted Subsidiary) to provide a Guarantee and Liens on its assets in which event the Company shall within 30 days of request cause such Restricted Subsidiary to execute and deliver a Guarantee to the Agent together with such supporting resolutions, opinions and other showings as the Agent may reasonably require. On or prior to February 28, 1999 the Company shall cause the Canadian Subsidiaries, Drake & Scull Engineering (North) Ltd. and Drake & Scull Engineering (South) Ltd. to become Guarantors by providing Guarantees together with such supporting resolutions, opinions and other showings as the Agent may reasonably require.

SECTION 5.      REPRESENTATIONS AND WARRANTIES.

        Each Borrower represents and warrants to the Agent and the Lenders as follows:

        Section 5.1. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing (or their equivalents under applicable local law) as a corporation under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

        Section 5.2. Subsidiaries. Each Restricted Subsidiary is duly organized, validly existing and in good standing (or their equivalents under applicable local law) under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. As of the Effective Date, Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding and the Company will notify the Agent of any material changes in such information. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (except for the provisions of Section 630 of the Business Corporation Law of the State of New York, as to New York Corporations) and all such shares and other equity interests indicated on
Schedule 5.2 as owned by the Company or a Subsidiary are as of the Effective Date hereof owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens not permitted hereby. There are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary except in favor of the Company or a Restricted Subsidiary.

        Section 5.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue the Revolving Credit Notes in evidence thereof, to grant to the Agent the Liens provided for in the Collateral Documents being executed by it, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor has full right and authority to enter into the Loan Documents to which it is a party, to grant to the Agent the Liens provided for in the Collateral Documents executed by it and to perform all of its obligations under such Loan Documents. The Loan Documents have been duly authorized, executed and delivered by the Borrowers and Guarantors and constitute valid and binding obligations of the Borrowers and Guarantors enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or Guarantor of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or Guarantor or any provision of the charter, articles of incorporation or organization or by-laws of any Borrower or Guarantor or any covenant, indenture or agreement of the Borrowers or Guarantors or affecting any of their Properties, or result in the creation or imposition of any Lien on any Property of the Borrowers or Guarantors.

        Section 5.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Revolving Loans and other extensions of credit made available hereunder solely for their general corporate purposes (including ordinary course of business refunding of indebtedness and acquisitions and investments permitted hereunder). Neither the Borrowers nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        Section 5.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of operations, cash flows and shareholder's equity of the Company and its GAAP Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which consolidated financial statements are accompanied by the audit report of Arthur Andersen LLP, independent public accountants, and the unaudited interim condensed consolidated balance sheet of the Company and its GAAP Subsidiaries as at September 30, 1998 and the related interim condensed consolidated statements of operations, cash flows and shareholder's equity of the Company and its GAAP Subsidiaries for the nine (9) months then ended heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its GAAP Subsidiaries as at said dates and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis, but subject, in the case of such interim condensed financial statements on the related notes thereto (the "Notes"), to year end audit adjustments which are not expected to be material. Neither the Company nor any Restricted Subsidiary has, to the best of its knowledge, contingent liabilities which could reasonably be expected to have a Material Adverse Effect other than as indicated on such financial statements or, as to each reaffirmation of this sentence's representation and warranty in the future, on the most recent financial statements or the related notes thereto which are to be provided to the Lenders pursuant to Section 7.5 hereof.

        Section 5.6. No Material Adverse Change. Since December 31, 1997, there has been no change in the condition (financial or otherwise) or business prospects of the Company and its Restricted GAAP Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        Section 5.7. Full Disclosure. The statements and information furnished by or on behalf of the Borrowers to the Agent and the Lenders through the date hereof in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders by or on behalf of the Borrowers, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

        Section 5.8. Good Title. Except to the extent heretofore disclosed in writing to the Lenders, the Company and the Restricted Subsidiaries have good and marketable title to their real property and good and merchantable title to the balance of their assets as reflected on the most recent balance sheets of the Company and its Restricted Subsidiaries furnished to the Lenders (except for sales of assets by the Borrowers and their Restricted Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.11 hereof.

        Section 5.9. Litigation and Other Controversies. Except as disclosed on
Schedule 5.9 hereof, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of any Borrower threatened, against the Borrower or any Restricted Subsidiary which if adversely determined would
(a) impair the validity or enforceability of, or impair the ability of any Borrower or Guarantor to perform its obligations under, this Agreement or any other Loan Document or (b) have a Material Adverse Effect.

        Section 5.10. Taxes. All tax returns which, to the best knowledge of the Company, are required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid to the extent due. The Borrowers do not know of any material proposed additional tax assessment against them or the Restricted Subsidiaries for which adequate provision in accordance with GAAP has not been made in their respective financial statements. Adequate provisions in accordance with GAAP for taxes on the books of the Company, each other Borrower and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

        Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrowers or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers or Guarantors of this Agreement or any other Loan Document, other than the stockholders of Guarantors.

        Section 5.12. Affiliate Transactions. No Borrower nor any Restricted Subsidiary is a party to any contract or agreement with any of its Affiliates (other than contracts and agreements between and among the Borrowers and Restricted Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

        Section 5.13. Investment Company; Public Utility Holding Company. No Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 5.14. ERISA. Except to the extent heretofore disclosed in writing to the Lenders, each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan (other than liabilities arising in the future under a multiemployer plan as defined in Section 4001(c)(3) of ERISA which could not reasonably be expected to have a Material Adverse Effect) under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. As of the date hereof no Borrower nor any Restricted Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in
Article 6 of Title I of ERISA.

        Section 5.15. Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance with the requirements of all federal, governmental (whether national, supra-national or otherwise), state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except for such non-compliance with the same which could not reasonably be expected to have any Material Adverse Effect. No Borrower nor any Restricted Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, governmental (whether national, supra-national or otherwise), state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

        Section 5.16. Other Agreements. No Borrower nor any Restricted Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrowers, any Restricted Subsidiary or any of their Properties, which default if uncured could reasonably be expected to have a Material Adverse Effect. The Company has delivered a true copy of the Indenture to the Lenders.

        Section 5.17. No Default. No Default or Event of Default has occurred and is continuing.

        Section 5.18. Year 2000 Compliance. The Company and its Subsidiaries are conducting a review and assessment of the computer applications of the Company and its Subsidiaries and is making an inquiry of their material suppliers, vendors (including data processors), with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on or after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Company believes that no such defect is likely to have a Material Adverse Effect.

SECTION 6.      CONDITIONS PRECEDENT.

The obligation of the Lenders to provide any Borrower with any Credit Utilization (including the first such Credit Utilization) shall be subject to the conditions precedent that as of the time of each such Credit Utilization:

        Section 6.1. Representations True. Each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date.

        Section 6.2. Compliance. The Borrowers and Guarantors shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Utilization.

        Section 6.3. Credit Limits. After giving effect to such Credit Utilization, (a) the aggregate principal amount of all Revolving Loans and L/C Obligations (when taken together with the aggregate amount of loans and letters of credit outstanding under the Canadian Facility) shall not exceed the lesser of (i) the Commitments then in effect and (ii) the Borrowing Base as then determined and computed, (b) the aggregate principal amount of the Revolving Loans made to any Borrower and of L/C Obligations in respect of Letters of Credit issued for such Borrower's account shall not exceed any applicable Sublimit and (c) the aggregate outstanding amount of L/C Obligations shall not exceed the lesser of the Commitments or $100,000,000.

        Section 6.4. Regulatory Compliance. Such Credit Utilization shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect (the Lenders acknowledging that as of the date hereof they know of none of such other than the restrictions of Regulation U).

        Section 6.5. Letters of Credit. In the case of the issuance of any Letter of Credit, the Applicable Issuer shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Applicable Issuer shall have received a written request therefor, in a form acceptable to the Applicable Issuer, with such Application or written request, in each case to be accompanied by the fees required by this Agreement.

        Any request made by or on behalf of the Borrowers to the Agent or an Issuer for a Credit Utilization hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct.

SECTION 7. COVENANTS.

        The Borrowers agree that, so long as any credit is available to or in use by or any amount is owing by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

        Section 7.1. Maintenance of Business. The Borrowers will, and will cause each Restricted Subsidiary to, preserve and keep in force and effect its corporate existence and all leases, licenses and permits necessary to the proper conduct of its and their respective businesses, provided that the foregoing shall not preclude the termination or discontinuance of any of such in connection with a sale or other disposition of substantially all of the assets of the Restricted

Subsidiary in question or the merger or dissolution of same in each instance to the extent permitted by Section 7.14 hereof.

        Section 7.2. Maintenance of Property. The Borrowers will maintain, preserve and keep their material plant, Properties and equipment used in the conduct of their respective businesses in good repair, working order and condition (ordinary wear and tear excepted), will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the overall efficiency thereof shall be preserved and maintained, and will cause each Restricted Subsidiary so to do in respect of its plant, Properties and equipment.

        Section 7.3. Taxes and Assessments. The Borrowers will duly pay and discharge, and will cause each Restricted Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrowers or any Restricted Subsidiary or against their respective Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

        Section 7.4. Insurance. The Borrowers will insure and keep insured, and will cause each Restricted Subsidiary to insure and keep insured, with insurance companies reasonably believed by them to be good and responsible, all insurable Property owned by them which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties, and the Borrowers will insure, and cause each Restricted Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with insurance companies reasonably believed by them to be good and responsible as and to the extent usually insured by Persons similarly situated and conducting similar businesses, it being agreed that the foregoing shall not preclude the Borrowers and the Restricted Subsidiaries from directly or indirectly self insuring risks as and to the extent prudent and customary for companies similarly situated. The Borrowers shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrowers will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.4.

        Section 7.5. Financial Reports and Rights of Inspection. The Borrowers shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Borrowers and their Restricted Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

               (a) as soon as available, and in any event within sixty (60) days after the last day of each monthly accounting period, a Borrowing Base certificate in the form attached hereto as Exhibit C showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such period, prepared by the Company and certified to by an Authorized Representative of the Company and accompanied by (or submitted separately, in the case of the last such period in each fiscal year) reports for the Borrowers and the Restricted Subsidiaries as of the close of such month of work in process, accounts receivable, accounts payable and shall be accompanied by a report in reasonable detail of all litigation, arbitrations and mediations being prosecuted by the Company and its Restricted Subsidiaries against customers where the amount claimed is $1,000,000 or more and is carried as an asset at $500,000 or more on the financial statements of the Company or a Restricted Subsidiary all in forms acceptable to the Agent;

               (b) as soon as available, and in any event within sixty (60) days after the close of each quarterly accounting period of the Company a copy of the condensed consolidated and consolidating balance sheet of the Borrowers and the Restricted Subsidiaries as of the last day of such period and the condensed consolidated (and consolidating in the case of the statement of operations only) statements of operations for such period and for the fiscal year to date and statements of cash flows and shareholder's equity of the Borrowers and the Restricted Subsidiaries for the fiscal year to date, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year in the case of the condensed consolidated financial statements only, prepared by the Company in accordance with GAAP (subject to year end audit adjustments which are not expected to be material and to the absence of footnotes); provided, however, that (i) consolidated financial statements need not be submitted for the last quarterly accounting period in each fiscal year and (ii) the consolidating financial statements called for by this Section 7.5(b) for the last quarterly accounting period in each fiscal year may be submitted concurrently with the submittal of the audited financial statements for such fiscal year called for by Section 7.5(c) hereof;

               (c) as soon as available, and in any event within one hundred five (105) days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Borrowers and their GAAP Subsidiaries as of the last day of the period then ended and the consolidated statements of operations, cash flows and shareholder's equity of the Borrowers and their GAAP Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrowers and their GAAP Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

               (d) within the period provided in subsection (c) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of existence thereof;

               (e) promptly after receipt of final copies thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Borrower's or any Restricted Subsidiary's operations and financial affairs given to it by its independent public accountants; and

               (f) promptly after knowledge thereof shall have come to the attention of the chief executive or chief financial officer of any Borrower, written notice of (i) any pending litigation or governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) any threatened litigation, governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which the Company or such Borrower or Restricted Subsidiary in good faith believes could reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (b) and (c) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit D signed by an Authorized Representative of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate submitted as of the last day of a calendar quarter shall also set forth the calculations supporting such statements in respect of Sections 7.6, 7.7, 7.8, 7.9 and 7.13 of this Agreement as well as the calculation of the Applicable Margins.

        The Borrowers will, and will cause each Restricted Subsidiary to, permit the Agent, the Lenders and their duly authorized representatives to visit and inspect any of the Properties of the Borrowers and Restricted Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrowers authorize such accountants to discuss with the Lenders (and such Persons as any Lender may designate, subject to reasonable arrangements for confidentiality) the finances and affairs of the Borrowers and the Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

        Section 7.6. Adjusted Tangible Net Worth. The Company will at all times maintain Adjusted Tangible Net Worth of not less than $190,000,000 plus (but not minus if a negative) 50% of Net Income for the period from January 1, 1999 to the date of computation.

        Section 7.7. Leverage Ratio. The Company will as of the last day of each calendar quarter have a Leverage Ratio of not more than 3.5 to 1.

        Section 7.8. Fixed Charge Coverage Ratio. The Company will as of the last day of each calendar quarter have a Fixed Charge Coverage Ratio of not less than 1.5 to 1.

        Section 7.9. Current Ratio. The Company will at all times maintain a ratio, computed on a consolidated basis for the Company and the Restricted Subsidiaries, of current assets to current liabilities (each determined in accordance with GAAP) of not less than 1 to 1.

        Section 7.10. Indebtedness for Borrowed Money. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

        (a)     the Obligations;

        (b)     Subordinated Debt;

               (c) the obligations listed and described on Schedule 7.10 attached hereto and guarantees specifically permitted by Section 7.12 hereof;

               (d) (i) indebtedness of the Canadian Subsidiaries arising under the Canadian Facility and guaranties thereof by the Company and other Restricted Subsidiaries and (ii) unless and until the initial credit utilization under the Canadian Facility, indebtedness of the Canadian Subsidiaries aggregating not more than $10,000,000 at any one time outstanding and guarantees of up to $5,000,000 thereof by the Company and Restricted Subsidiaries;

               (e) Indebtedness of the Company to Restricted Subsidiaries, of Restricted Subsidiaries to the Company and of Restricted Subsidiaries to Restricted Subsidiaries provided that (i) indebtedness of EMCOR U.K. Limited and its Restricted Subsidiaries shall be limited to $50,000,000 at any one time outstanding, (ii) indebtedness of the Canadian Subsidiaries and its Restricted Subsidiaries shall be limited to $25,000,000 at any one time outstanding and (iii) the aggregate amount of such indebtedness of Restricted Subsidiaries which Indebtedness for Borrowed Money is permitted solely by Section 7.10(k) hereof shall not exceed $10,000,000 at any one time outstanding;

               (f) obligations consisting of deferred payment obligations of the Company and any of the Restricted Subsidiaries for insurance premiums or incurred by Company or any of its Restricted Subsidiaries in respect of funds borrowed for the payment of such premiums in either case in the ordinary course of business and consistent with past practices;

               (g) Indebtedness for Borrowed Money of Designated Foreign Restricted Subsidiaries and Nesma EMCOR Company Ltd. (and guarantees thereof by the

        Company, EMCOR International, Inc. and Restricted Subsidiaries of EMCOR International, Inc.) and guarantees of or incurrence of liability for letters of credit supporting, Indebtedness for Borrowed Money of Persons in which the Company and the Restricted Subsidiaries are permitted to invest pursuant to subsections (n) and (o) of Section 7.12; provided that the aggregate amount of Indebtedness for Borrowed Money so permitted to be incurred, guaranteed or supported pursuant to the provisions of this subsection (g) shall not exceed $15,000,000 at any one time outstanding;

               (h) Indebtedness for Borrowed Money in addition to that otherwise permitted hereunder; provided that at the time of incurrence of such indebtedness and after giving effect thereto the aggregate principal amount of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries incurred during the twelve-month period ended on the date of the incurrence in question and permitted solely by this
        Section 7.10(h) does not exceed 1.5% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently ended prior to the date of the computation in question;

               (i) liabilities in respect of letters of credit not otherwise permitted by this Section 7.10 if payment of such letters of credit is fully supported by a Letter of Credit;

               (j) indebtedness under Interest Rate Protection and Other Hedging Agreements entered into to hedge a risk of the Company and/or its Restricted Subsidiaries and not for speculation;

               (k) indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets of such Person and not incurred in contemplation of such Person being acquired or becoming a Restricted Subsidiary or such assets being acquired provided the aggregate amount of such indebtedness permitted to this Section 7.10(k) shall not exceed $10,000,000 at any one time outstanding; and

               (l) any renewals, extensions or replacements of Indebtedness for Borrowed Money permitted under this Section 7.10 in an aggregate amount not in excess of the Indebtedness for Borrowed Money being renewed, extended or replaced.

        Section 7.11. Liens. The Borrowers shall not, nor shall they permit the Restricted Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrowers or any Restricted Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

               (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with the foregoing or in connection with tenders, contracts or leases to which the Borrowers or any of their Restricted Subsidiaries are a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

               (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

               (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrowers and their Restricted Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

               (d) the Liens granted in favor of the Agent for the benefit of the Lenders pursuant to the Collateral Documents;

               (e) Liens on Property of the Borrowers or of any Restricted Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 7.10(h) hereof representing or incurred to finance, refinance or refund the purchase price of such Property or representing the interest of the lessor under a Capital Lease, provided that no such Lien shall extend to or cover other Property of the Borrowers or any Restricted Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

               (f) Liens on the stock and assets of the Canadian Subsidiaries securing the indebtedness permitted by Section 7.10(d) hereof and liens on assets of the Company and other Restricted Subsidiaries securing the Canadian Facility;

               (g) Liens in favor of Seaboard Surety Company and its Affiliates, London Guarantee Insurance Company and its Affiliates and Reliance Insurance Company and its Affiliates described in clause (i) of the second proviso to Section 4.1 hereof;

               (h) rights of subrogation and similar rights of issuers of surety bonds and unperfected lien rights of such issuers to assets associated with projects which they have bonded;

               (i) restrictions on the disbursement or withdrawal of funds deposited by Restricted Subsidiaries in bank accounts maintained by them in the ordinary course of business consistent with past practice which are maintained in connection with specific construction projects or contracts from which payments and disbursements with respect to such contracts or projects are to be made;

               (j) Liens on insurance policies arising in connection with the deferred payment of premiums or the financing thereof in the ordinary course of business;

               (k) Liens consisting of cash collateral deposits made in connection with the insurance program of the Company and its Restricted Subsidiaries and liens on up to oe135,000 of cash collateral securing reimbursement obligations owing Barclays Bank in connection, with demand performance bond which it has issued and rights of a depository bank to offset balances in any account maintained with it by a Subsidiary incorporated under the laws of United Kingdom against debit balances in any other account maintained with it by any such Subsidiary (it being acknowledged by the Lenders that such rights of offset shall be superior to any rights they may have in and to such accounts or the balances as are from time to time standing on deposit therein);

               (l) Liens existing on any property of a corporation at the time such corporation becomes a Restricted Subsidiary which Liens were not created, incurred or assumed in contemplation thereof, provided that no such Liens shall extend to or cover any other property of the Company or any Restricted Subsidiary;

               (m) the Liens listed and described on Schedule 7.11 attached hereto;

               (n) any extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens permitted by this Section
        7.11 without any increase in the amount of indebtedness secured thereby or in the assets subject to such Liens; and

               (o) Liens on assets of Designated Foreign Restricted Subsidiaries securing indebtedness thereof permitted by Section 7.10 hereof or securing Performance Guarantees.

        Section 7.12. Investments, Acquisitions, Loans, Advances and Guarantees. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for relocation and travel advances and other loans made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person (other than of the Company or any Restricted Subsidiary), or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

               (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

               (b) investments in commercial paper maturing within 270 days of the date of issuance thereof which has been accorded one of the two highest ratings available from the Standard & Poor's Ratings Group of McGraw Hill Companies, Moody's Investors Service, Inc. or any other nationally recognized credit rating agency of similar standing providing similar ratings;

               (c) investments in money market funds which in turn invest primarily in investments of the types described in clauses (a), b and
        (d) of this Section 7.12;

               (d) investments in certificates of deposit issued by any commercial bank organized under the laws of Canada or the United States or (as to investments of EMCOR U.K. Limited and its Subsidiaries) the United Kingdom in each case having capital, surplus and undivided profits of not less than $500,000,000 or by any Lender in each case maturing within one year from the date of issuance thereof or in Eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) or in banker's acceptances endorsed by any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) and maturing within nine months of the date of acceptance;

               (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

               (f) the investments, loans, advances and guarantees listed and described on Schedule 7.12 attached hereto;

               (g) the Guarantees and guarantees referred to in and permitted by
        Section 7.10 hereof;

               (h) (i) an amount equal to all investments of the Company and Restricted Subsidiaries as of June 19, 1996 in, and present loans and advances by the Company and Restricted Subsidiaries to, Unrestricted Subsidiaries and (ii) future investments in, and loans and advances, (including subordinated loans) to, Unrestricted Subsidiaries for asset preservation and to preserve existing operations aggregating not more than $1,500,000 at any one time outstanding;

               (i) Loans and advances (including subordinated loans and advances) between the Company and its Restricted Subsidiaries if and to the extent that the corresponding indebtedness is permitted by Section
        7.10 hereof;

        (j) acquisitions by the Company or any Restricted Subsidiary of all or substantially all of the assets or business of any other Person or division thereof, or of all or substantially all of the Voting Stock of a Person and investments in Strategic Ventures organized within and conducting more than fifty percent of their business in the United States of America ("Domestic Strategic Ventures"), so long as (i) no Default or Event of Default exists or would exist after giving effect to the acquisition or investment in question, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition, and (iii) the total amount expended by the Company and its Restricted Subsidiaries on account of all such acquisitions and investments made during each fiscal year of the Company shall not exceed $15,000,000 unless the Required Lenders otherwise agree in writing; provided that (i) such $15,000,000 per annum limitation shall be inapplicable unless and until the Company and its Restricted Subsidiaries have expended, subsequent to July 1, 1998 $50,000,000 on account of all such acquisitions (domestic and foreign) and investments but not more than $20,000,000 of such $50,000,000 amount may be expended to fund an acquisition of a Person or business conducting more than 50% of its business outside of the United States (ii) the portion of the consideration for any acquisition which is payable in capital stock of the Company shall be excluded from the foregoing calculations, (iii) indebtedness of the Persons acquired and indebtedness assumed of the business acquired which indebtedness exist at the time of acquisition shall not be treated as an amount expended by the Company or a Restricted Subsidiary in connection with the acquisition unless such indebtedness was incurred in contemplation of the acquisition and (iv) payments made by the Company or a Restricted Subsidiary on account of an acquisition paid subsequent to the consummation of the acquisition in question and where the payment in question is contingent upon the earnings, profits, net cash flow or other measure of profitability or success of the Person acquired shall be treated as amounts expended by the Company or a Restricted Subsidiary on account of such acquisition only when paid or when the amount to be paid has become fixed and determined, whichever first occurs, and such amounts shall count against the limitations on the amount which may the Company and its Restricted Subsidiaries may subsequently expend on account of acquisitions and investments in Domestic Strategic Ventures for purposes of this Section 7.12(j) but shall not otherwise be deemed to constitute a breach of this Section 7.12(j) in the event that such amounts, together with amounts theretofore expended on account of acquisitions and investments, would exceed the dollar limits set forth herein;

               (k) acquisitions of assets (including notes and other evidences of indebtedness) and subordinations of claims as a part of good faith collection efforts on doubtful accounts;

               (l) Performance Guarantees;

               (m) notes and other deferred payment obligations (other than general partnership and similar interests) acquired by the Company or any Restricted Subsidiary in connection with the sale or other disposition of assets permitted hereby;

               (n) investments of the Company or any Restricted Subsidiary made in the ordinary course of business in connection with joint ventures, corporations or other similar pooling of efforts in respect to a specific project or series of related specific projects for a limited or fixed duration and formed to conduct business of the type in which the Company or such Restricted Subsidiary is presently engaged and guarantees of obligations of, and incurrence of liabilities in respect of letters of credit for, such joint ventures or corporations;

               (o) investments in Strategic Ventures organized outside of the United States of America and conducting more than 50% of their business outside of the United States ("Foreign Strategic Ventures"), provided that the aggregate amount so invested or expended subsequent to July 1, 1998 in connection with any given Foreign Strategic Venture shall not exceed $10,000,000 unless the Required Lenders otherwise agree in writing, provided further that such $10,000,000 limitation shall be inapplicable unless and until the Company and its Restricted Subsidiaries have expended subsequent to July 1, 1998, $10,000,000 on account of such Foreign Strategic Ventures;

               (p) the present investment of the Company and Restricted Subsidiaries in Restricted Subsidiaries and future investments by them in Restricted Subsidiaries which are Guarantors or in a Restricted Subsidiary formed as a captive insurer or surety company;

               (q) investments by Designated Foreign Restricted Subsidiaries in short term high quality investments which are regarded in their countries of domicile as being similar in type and used for similar purposes to those described in clauses (a), (b), (c) or (d) of this
        Section 7.12;

               (r) guarantees by any Person outstanding at the time such Person becomes a Restricted Subsidiary or in connection with the acquisition of assets of such Person and outstanding at the time such Person becomes a Restricted Subsidiary and not in either case incurred in contemplation of such Person being acquired or becoming a Restricted Subsidiary or such assets being acquired; provided that the aggregate amount of indebtedness guaranteed by such Person pursuant to guarantees permitted solely by this Section 7.12(r) when aggregated with the amount of indebtedness permitted solely by Section 7.10(k) hereof shall not exceed $10,000,000 at any one time outstanding; and

               (s) contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of Nesma EMCOR Company Ltd. for the benefit of surety companies or for the benefit of others to induce such others to forgo the issuance of a surety bond in their favor.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.12, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

        Section 7.13. Capital and Certain other Restricted Expenditures. The Borrowers will not, nor will they permit any Restricted Subsidiary to, make, or (without duplication) become obligated to make, any Capital Expenditure or apply for a letter of credit (whether hereunder or otherwise) supporting an obligation of any Strategic Venture described in Section 7.12(o) or guarantee any Indebtedness for Borrowed Money of any such Person, if after giving effect thereto the aggregate amount expended (other than in the form of capital stock of the Company) for such purposes during the twelve-month period ending on the date of the expenditure in question when taken together with the face amount of such letters of credit issued during such period and such indebtedness so guaranteed incurred during such period, would exceed the sum of (i) 1.50% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently completed prior to the computation in question (ii) the net cash proceeds received by the Company and the Restricted Subsidiaries during the same period from sales of assets (including stock of Restricted Subsidiaries permitted by Sections 7.14 and/or 7.15 hereof and (iii) the maximum amount of dividends which the Company could pay under Section 7.16 as of the date of the expenditure or application in question.

        Section 7.14. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, be a party to any merger, consolidation or dissolution, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction (unless such transaction would be permitted had it been structured as a purchase money mortgage or Capital Lease and is treated as such for purposes of this Agreement), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable (other than sales or discounts of doubtful accounts or notes taken in satisfaction of same); provided, however, that this
Section 7.14 shall not apply to nor operate to prevent the Borrowers or any of the Restricted Subsidiaries from selling their inventory in the ordinary course of its business or from selling equipment which is obsolete, worn out, or no longer needed for the operation of the business of the Company and the Restricted Subsidiaries or which is promptly replaced with equipment of at least equal utility nor shall the foregoing prohibit (i) mergers of Restricted Subsidiaries with and into the Company and sales by Restricted Subsidiaries of all or substantially all of their assets to the Company, (ii) mergers of Restricted Subsidiaries with each other and sales of all or substantially all of the assets of a Restricted Subsidiary to another Restricted Subsidiary provided in each case that if either of the two Restricted Subsidiaries in question is a Guarantor, the survivor of the transaction in question remains a Guarantor and all such actions are taken as the Agent requires to preserve its Liens on the Collateral, (iii) the dissolution of any Restricted Subsidiary whose activities are no longer, in the opinion of the Board of Directors of the Company, necessary for the operation of the business of the Company and its Restricted Subsidiaries taken as a whole, provided always that no Default or Event of Default has occurred and is continuing or will result therefrom and if the Restricted Subsidiary to be dissolved is a Guarantor, all of its assets remaining after the dissolution in question are transferred to another Guarantor and all such actions, if any, are taken as the Agent may reasonably require in order to insure that it has a Lien on the assets so transferred of the priority required by Section 4.1 hereof. The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition of five percent (5%) or more of the total consolidated assets of the Company and the Restricted Subsidiaries in any calendar year, whether in one or a series of transactions. The Agent shall release its Lien on any Property sold pursuant to the foregoing provisions if no Default or Event of Default has occurred and is continuing or would result therefrom.

        Section 7.15. Maintenance of Restricted Subsidiaries. The Borrowers shall not assign, sell or transfer, or permit any Restricted Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Restricted Subsidiary; provided that the foregoing shall not operate to prevent (i) the issuance, sale and transfer to any person of any shares of capital stock of a Restricted Subsidiary (a) for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary or
(b) solely for the purpose of permitting such Subsidiary to carry on a licensed business or (ii) the sale of all or a minority interest in the capital stock of a Restricted Subsidiary if but only if (a) no Default or Event of Default has occurred and is continuing or will result from the sale of same, (b) the sale of such capital stock is not a sale of a substantial part of the assets of the Company and the Restricted Subsidiaries (as the term "substantial" is defined in Section 7.14 hereof), (c) the Board of Directors of the Company has determined that the continued ownership of the Restricted Subsidiary (or the minority interest therein to be disposed of) in question is no longer appropriate in light of the then needs and strategic objectives of the Company and its Restricted Subsidiaries taken as a whole, (d) in the case of the sale of all the Capital Stock of a Restricted Subsidiary all indebtedness of such Restricted Subsidiary to the Company or any other Restricted Subsidiary is paid in full, and all guarantees or other support undertakings provided by the Company or other Restricted Subsidiaries are discharged, concurrently with the sale in question, provided that then existing Performance Guarantees need not be so discharged as to jobs in progress at the time the sale is completed and (e) the sales of such number of shares that EMCOR (Cayman Islands) Ltd. owns in Nesma EMCOR Company Ltd. as equals no more than 10% of the outstanding shares of Nesman EMCOR Company Ltd. Concurrently with the sale of the capital stock of a Restricted Subsidiary permitted hereby, the Agent is authorized and directed to release any Guarantee provided by such Restricted Subsidiary and any Lien on the stock or assets of such Restricted Subsidiary. The Borrowers shall not permit any Restricted Subsidiary to enter into any contract or agreement after the date hereof prohibiting or restricting such Restricted Subsidiary from paying dividends or making loans and advances to the Company except in the case of a Restricted Subsidiary formed or acquired to be a captive insurer or a captive surety.

        Section 7.16. Dividends and Certain Other Restricted Payments. The Company will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (except for dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or any options or warrants therefor except out of the net proceeds of a substantially concurrent issuance and sale of capital stock or options or warrants therefor or (c) directly or indirectly make any payment of principal on or in respect of any Subordinated Debt or otherwise acquire, prepay or retire any of such Subordinated Debt, in each case prior to the maturities thereof or prior to any other times required for payment thereof as are in force and effect as of the date hereof except out of the net proceeds of a substantially concurrent issuance and sale of Subordinated Debt or options or warrants therefor (collectively, "Restricted Payments") if after giving effect thereto
(i) the aggregate amount expended for all such purposes subsequent to June 30, 1998 would exceed the difference between (x) $20,000,000 plus (but not minus in the case of a deficit) 50% of Net Income for the period (taken as a single accounting period) from September 30, 1998 to the last day of the calendar quarter most recently completed prior to the Restricted Payment in question and
(y) any portion of the amount computed pursuant to clause

(x) hereof which was used to justify a transaction under Section 7.13 pursuant to clause (iii) thereof and (ii) no Default or Event of Default shall have occurred and be continuing.

        Nothing herein contained shall affect, impair or limit the rights of the Lenders or the Agent acting on their behalf to serve any notice on the Company, the holders of Subordinated Debt or any trustee or agent therefor blocking, limiting or otherwise precluding the making of payments on account of such Subordinated Debt on and subject to the conditions to service of any such notice contained in the instruments applicable to such Subordinated Debt nor shall anything contained herein be deemed to permit the Company to make any payment on account of Subordinated Debt precluded by any such notice properly given or by the instruments setting forth the terms applicable to such Subordinated Debt.

        Section 7.17. ERISA. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of their Properties. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to any employee benefit plan subject to Title IV of ERISA (other than a multiemployer plan) sponsored or contributed to by either of the Borrowers or any member of the Controlled Group (a "Plan") with respect to which the PBGC has neither waived the 30 day reporting requirement nor issued a public announcement that the penalty applicable to a failure to report will not apply, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate any Plan or withdraw from any multiemployer plan if such termination or withdrawal could reasonably be expected to have a Material Adverse Effect, and (iv) the occurrence of any other event with respect to any Plan which would result in the incurrence by the Borrowers or any of their Restricted Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrowers or any of the Restricted Subsidiaries with respect to any post-retirement Welfare Plan benefit which could reasonably be expected to have a Material Adverse Effect.

        Section 7.18. Compliance with Laws. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply in all respects with the requirements of all foreign (whether national, supra-national or otherwise), federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a Material Adverse Effect or could result in a Lien upon any of their Property material to the Company and the Restricted Subsidiaries taken as a whole.

        Section 7.19. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with or among Restricted Subsidiaries and the Company) on terms and conditions which are less favorable to the Company or any such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

        Section 7.20. Amendments to Subordinated Debt. The Company shall not amend or modify the subordination provisions applicable to any Subordinated Debt or otherwise change the terms of any Subordinated Debt in a manner adverse to the interests of the Lenders hereunder.

        Section 7.21. No Changes in Fiscal Year. The Company shall not change its fiscal year from its present basis without the prior written consent of the Required Lenders.

        Section 7.22. Formation of Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, form or acquire any Subsidiary except for acquisitions permitted by Section 7.12 hereof and the formation of new subsidiaries if in any such case and either of such instances the newly formed or acquired Subsidiary shall, if the Required Lenders so request, execute and deliver a Guarantee and grant Liens on its assets of the priority required by
Section 4.1 hereof (and provide the Agent with such documentation therefore and such supporting documentation, including opinions of counsel, as it may reasonably request). Each Subsidiary acquired or formed pursuant hereto shall constitute a Restricted Subsidiary unless the Required Lenders otherwise agree in writing.

        Section 7.23. Change in the Nature of Business. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company and the Restricted Subsidiaries would be changed in any material respect from the general nature of the business engaged in by the Company and the Restricted Subsidiaries on the date of this Agreement.

        Section 7.24. Year 2000 Assessment. The Company shall and shall cause its Subsidiaries that are GAAP Subsidiaries to take all actions reasonably necessary and commit reasonably adequate resources to assure that its computer-based and other systems are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that is likely to cause a Material Adverse Effect.

SECTION 8.      EVENTS OF DEFAULT AND REMEDIES.

        Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

               (a) default in the payment when due of all or any part of the principal of the Revolving Credit Notes (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation and any such default continues for 1 Business Day after notice thereof from the Agent to the Company;

               (b) default in the payment when due of all or part of the interest on any Revolving Credit Note (whether the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable hereunder or under any other Loan Document and any such default continues for 5 Business Days after notice thereof from the Agent to the Company;

               (c) default in the observance or performance of any covenant set forth in Sections 7.6, 7.7, 7.8, 7.9, 7.13, 7.14, 7.15, 7.16, or 7.20
        hereof or of any provision in any Loan Document dealing with the maintenance of insurance on the Collateral;

               (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof to the Company by the Agent;

               (e) any representation or warranty made herein or in any of the other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making thereof;

               (f) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents and any period of grace applicable thereto shall have elapsed, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of the Agent in any Collateral purported to be covered thereby of the priority required by
        Section 4.1 hereof;

               (g) default shall occur under any evidence of Indebtedness for Borrowed Money aggregating in excess of $5,000,000 issued, assumed or guaranteed by any of the Borrowers or any Restricted Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) without being waived or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

               (h) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 (provided, that in determining such $500,000 amount there shall be deducted therefrom the amount which is covered by insurance from any insurer which has acknowledged its liability thereon) shall be entered or filed against the Borrowers or any of the Restricted Subsidiaries or against any of the Property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of thirty days;

               (i) any party obligated on any Guarantee shall purport to disavow, revoke, repudiate or terminate such Guarantee or such Guarantee shall otherwise cease to have force or effect;

               (j) any Change of Control occurs;

               (k) any Borrower, Guarantor or Restricted Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) not pay, admit in writing its inability to pay, or be deemed under applicable law not to be able to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, administrative receiver, administrator, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof; or

               (l) a custodian, receiver, administrative receiver, administrator, trustee, examiner, liquidator or similar official shall be appointed for any Borrower, Guarantor or Restricted Subsidiary or any substantial part of any of their Property, or a proceeding described in
        Section 8.1(k)(v) shall be instituted against any Borrower, Guarantor or Restricted Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty days.

        Section 8.2. Non-Bankruptcy Defaults. When any Event of Default described in subsections 8.1(a) to 8.1(j), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Lenders by notice to the Company, take any or all of the following actions:

               (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

               (b) declare the principal of and the accrued interest on the Revolving Credit Notes to be forthwith due and payable and thereupon the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

        Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection 8.1(k) or 8.1(l) has occurred and is continuing, then the unpaid balance of the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

        Section 8.4. Collateral for Undrawn Letters of Credit. If and when (x) any Event of Default, other than an Event of Default described in subsections
(k) or (l) of Section 8.1, has
occurred and is continuing, the Borrowers shall, upon demand of the Agent, and
(y) any Event of Default described in subsections (k) or (l) of Section 8.1 has occurred or (z) any Letter of Credit is outstanding on the Termination Date (whether or not any Event of Default has occurred), the Borrowers shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit, the Borrowers agreeing to immediately make each such payment and acknowledging and agreeing the Agent would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

SECTION 9. DEFINITIONS INTERPRETATIONS.

        Section 9.1. Definitions. The following terms when used herein have the following meanings:

        "Adjusted LIBOR" means, for any Interest Period, a rate per annum determined in accordance with the following formula:

        Adjusted LIBOR =                 LIBOR
                          -----------------------------------
                          1 - Eurocurrency Reserve Percentage

         "Adjusted Tangible Net Worth" shall mean, as of any time the same is to be determined, the sum of (i) Tangible Net Worth, (ii) Subordinated Debt and
(iii) goodwill and like intangibles resulting from acquisitions by the Company and its Restricted Subsidiaries subsequent to June 30, 1998 of equity interests in, or a substantial part of the assets or business of, other Persons, provided that the aggregate amount included in Adjusted Tangible Net Worth pursuant to this clause (iii) shall not exceed $25,000,000.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agent" shall mean Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

         "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "Alternative Currency" means Canadian dollars, pounds sterling and any other currency (other than United States Dollars) approved as such in writing by all Lenders in each case only to the extent readily available to each Lender.

          "Applicable Issuer" means the Issuer of Letters of Credit for the account of a particular Borrower or Borrowers or in a particular jurisdiction or jurisdictions.

         "Applicable Margin" shall mean the rate per annum specified below for the Fixed Charge Coverage Ratio and type of Loan or fee for which the Applicable Margin is being determined:

                               LEVEL I              LEVEL II                     LEVEL III                    LEVEL IV

Fixed Charge                   less than 2.00x      2.00x and  less than 3.00x   =3.00x and less than 4.00x   =4.00x
Coverage Ratio

Domestic Rate                  .50%                 0%                           0%                           0%
Loan Margin

Eurodollar Loan                2.00%                1.50%                        1.375%                       1.25%
Margin and L/C Fee*

Facility Fee                   .50%                 .50%                         .375%                        .25%


provided, however, that the foregoing is subject to the following:

                   (i) the Fixed Charge Coverage Ratio, EBITDA and the Leverage Ratio shall be determined as at the last day of each fiscal quarter of the Company commencing with December 31, 1998, with any adjustment in the Applicable Margins resulting from a change therein to be effective five (5) Business Days after receipt by the Agent of the financial statements for such quarter called for by Section 7.5(b) hereof (provided that if such financial statements are not submitted within the time limitations of Section 7.5(b) and would result in an increase in the Applicable Margins, then such Applicable Margins shall be increased effective five Business Days after the last date when such financial statements could have been submitted in compliance with
         Section 7.5(b) hereof further provided that any change in Applicable Margins resulting from the December 31, 1998 determination shall in no event become effective prior to April 1, 1999);

                  (ii) the Applicable Margins for the period from the Effective Date through the first redetermination pursuant to clause (i) above shall be those set forth above for level II;

                 (iii) if EBITDA as computed for the period of twelve (12) consecutive months ending on the last day of any calendar quarter is less than $30,000,000, than the

----------------------
* L/C Fee for Performance Letters of Credit is .75% per annum below these amounts.

        Applicable Margins for the ensuing three month period shall be as set forth for Level I without regard to the Fixed Charge Coverage Ratio;

                  (iv) if as of the last day of any calendar quarter, commencing with the calendar quarter ended September 30, 1999, the Leverage Ratio exceeds 3:1, then in that event, the Applicable Margins for the ensuing three month period shall be those specified for Level I, but with the rate of 1/2 of 1% per annum added to the otherwise Applicable Margin for Domestic Rate Loans, Eurodollar Loans and the Letter of Credit fee, irregardless of the Fixed Charge Coverage Ratio or the amount of EBITDA; and

                   (v) each determination of the Applicable Margins pursuant to the foregoing shall remain in effect until the Applicable Margins are next redetermined pursuant to the foregoing.

         "Application" is defined in Section 1.3(b).

         "Assignment Agreement" means an Assignment and Acceptance entered into by a Lender and an assignee in accordance with Section 11.18 hereof substantially in the form of Exhibit E hereto or in such other form as may be agreed to by all parties thereto.

         "Authorized Representative" means the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President and Controller or the Vice President and Treasurer, or any further or different persons so named by any Authorized Representative in a written notice to the Agent.

         "Borrowers" means (a) the Company, (b) Comstock Canada, (c) Drake & Scull and (d) such other Restricted Subsidiaries as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or the Lenders may impose), with (i) the term "Borrowers" to mean the Borrowers, collectively, and, also, each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations, except to the extent explicitly otherwise provided. The term "Borrower" appearing in such singular form shall be deemed a reference to any of the Borrowers unless the context in which such term is used shall otherwise require.

         "Borrowing" shall mean the total of Revolving Loans made to a given Borrower by all the Lenders on a single date, in a single currency and having the same maturity. Borrowings are made and maintained ratably from each of the Lenders according to their Percentages except to the extent otherwise agreed in writing by all Lenders.

         "Borrowing Base" means forty-five percent of the difference between (a) Eligible Accounts Receivable and (b) amounts recorded for costs in excess of billings as an asset which represents disputed items in excess of the amounts specifically permitted by the applicable contracts, other than amounts covered by change orders properly executed pursuant thereto.

Eligible Accounts Receivable means all ordinary billed trade accounts receivable of the Company and the Restricted Subsidiaries (i) in which the Agent has a valid and perfected Lien of the priority required by Section 4.1 hereof, (ii) which are not subject to any defense, offset or counterclaim which has been claimed (or if they are subject to a defense, offset or counterclaim, the amount of same has been deducted in the computation of Eligible Accounts Receivable),
(iii) which are not otherwise in dispute or anticipated to be disputed unless the amount in question has been deducted in computing Eligible Accounts Receivable, and (iv) which have been billed and either have been outstanding for not more than 90 days after the due date on the relevant invoice (which due date shall be computed in accord with the past practices of the Company and its Restricted Subsidiaries) or payment of same has not been made within 90 days solely because the amount unpaid represents retainage not due the Company or its Restricted Subsidiaries until completion of the project in question or achievement of an agreed upon completion milestone in accord with the custom and practice in the construction industry and the Company and its Restricted Subsidiaries have no reason to believe that the amount of such retainage will not be paid when due, provided that there shall be excluded from Eligible Accounts Receivable any accounts receivable otherwise included therein from account debtors who are bankrupt or insolvent or who have otherwise suspended payment of their obligations to the Company and its Restricted Subsidiaries in respect to the contract or job in question or as to which any proceeding (including litigation, arbitration or mediation) is pending seeking to collect or enforce collection of same.

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to a Borrowing or payment in an Alternative Currency or to a conversion of a Credit Utilization into U.S. Dollars, a day on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Borrowings are to be made.

         "Canadian Facility" shall mean a loan and letter of credit facility not in excess of $25,000,000 extended to one or more of the Canadian Subsidiaries by a lender doing business in Canada and reasonably acceptable to the Required Lenders (the "Canadian Lender") and being on terms and conditions reasonably acceptable to the Required Lenders.

        "Canadian Subsidiaries" means JWP NRO Holdings, Inc., EMCOR Canada Ltd. and Comstock Canada Ltd.

         "Capital Expenditures" means, for any period, capital expenditures of the Company and its Restricted Subsidiaries during such period as defined and classified in accordance with GAAP consistently applied but in any event excluding acquisitions which are described in and subject to the restrictions of
Section 7.12(i) hereof.

         "Capital Lease" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

         "Change in Control" means that (i) more than 25% of the Voting Stock of the Company shall at any time and for any reason be owned, either legally or beneficially, by any Person or group of Persons acting in concert or (ii) Frank MacInnis shall cease to be the chief executive officer of the Company and/or Leicle Chesser shall cease to be the chief financial officer of the Company and/or either such person shall cease to have the duties and responsibilities normally associated with such positions and in any instance covered by clause
(ii) the person in question shall not be replaced within sixty days by a person or persons of established experience and reputation, both with respect to the duties required of the holder of such an office and in the contracting or a related industry, who has been approved by a majority of the Board of Directors of the Company and who has not been affiliated with any member of the Board or any business or other enterprise with which a Board member is affiliated or
(iii) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation or (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a wholly owned subsidiary of the Company, in each case, in one transaction or a series of related transactions with the effect that a Person or group becomes the beneficial owner of more than 25% of the Voting Stock of the surviving or transferee corporation of such transaction or series; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors, or whose nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all Properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent by the Collateral Documents or required so to be by the terms hereof.

         "Collateral Documents" means all security agreements, pledge agreements, assignments, financing statements, debentures and other documents as shall from time to time secure the Revolving Credit Notes or any other Obligations.

         "Commitments" is defined in Section 1.1 hereof.

         "Company" is defined in the introductory paragraph.

         "Comstock Canada" is defined in the introductory paragraph.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Convertible Subordinated Notes" means the Company's 5-3/4% Convertible Subordinated Notes due 2005 in the amount of $115,000,000 issued pursuant to the Indenture.

        "Credit Utilization" means any Borrowing and any issuance of a Letter of Credit.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Designated Foreign Restricted Subsidiaries" means a Restricted Subsidiary which conducts business primarily outside of the United States, the United Kingdom and Canada.

         "Domestic Rate" means a fluctuating interest rate per annum equal at all times to the greater of:

                   (a) the rate of interest announced by Harris Trust and Savings Bank from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

                   (b) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on the day of determination (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Lenders for which such rate is being determined, plus (y) 1/2 of 1%.

         "Domestic Rate Loan" means a Revolving Loan bearing interest as specified in Section 2.1 hereof.

         "Drake & Scull"  is defined in the introductory paragraph.

         "EBITDA" means, with reference to any period, as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus
(ii) federal, state, foreign and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Restricted Subsidiaries.

         "Effective Date" means the date this Amended and Restated Credit Agreement became effective.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

         "EMU Commencement" means the date of commencement of the third stage of EMU (which at the date hereof is expected to be on January 1, 1999) or the date on which circumstances arise which (in the opinion of the Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

         "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the "euro" or otherwise), being in part the implementation of the third stage of EMU.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "Euro" means the single currency of Euro Members of the European Union.

         "Euro Member" means each state described as a "participating member state" in any EMU Legislation.

         "Euro Unit" means the currency unit of the Euro.

          "Eurocurrency Reserve Percentage" means, for any Borrowing in a currency, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Loans in the relevant currency is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Eurodollar Loan" means a Revolving Loan bearing interest as specified in Section 2.2 hereof.

        "Event of Default" means any event or condition specified as such in
Section 8.1 hereof.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (b) of the definition of Domestic Rate.

         "Financial Letter of Credit" means a Letter of Credit that is not, as reasonably determined by the Agent, a Performance Letter of Credit.

         "Fixed Charge Coverage Ratio" means as at any date the same is to be determined the ratio of (i) EBITDA less the sum of Capital Expenditures and Restricted Payments, in each case for the period of twelve calendar months then ending to the sum of (ii) Interest Expense less consolidated net interest income of the Borrowers and the Restricted Subsidiaries for such period plus the sum for the Borrowers and the Restricted Subsidiaries of Indebtedness for Borrowed Money (excluding Borrowings and L/C Obligations) scheduled to become due within twelve months of the date of computation.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Restricted Subsidiaries on a basis consistent with the preparation of the Company's December 31, 1997 consolidated financial statements furnished to the Lenders.

         "GAAP Subsidiaries" means those Subsidiaries of the Company (other than Unrestricted Subsidiaries) satisfying the criteria for inclusion as a Subsidiary set forth in clause (i) of the definition of that term.

         "Guarantees" means instruments of guarantee from the Guarantors of the Obligations satisfactory in form and substance to the Agent.

         "Guarantors" means those corporations listed on Schedule 4.2 hereto and such other Restricted Subsidiaries as the Required Lenders may from time to time designate as Guarantors in a written notice to the Company or as the Company may from time to time designate.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) all indebtedness created, assumed or incurred in any manner by such Person or in respect of which such Person is directly or indirectly liable, whether by guarantee, commitment to purchase, undertaking to maintain the solvency, liquidity or a balance sheet condition of the obligor, or otherwise representing (i) money borrowed (including by the issuance of debt securities),
(ii) indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness but if such Person is not liable then such indebtedness shall be included at the lesser of the amount thereof or the fair market value of the Property securing same, (iv) Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit (other than letters of credit which support payment of obligations which do not constitute Indebtedness for Borrowed Money of any Person), and bankers' acceptances. Performance Guarantees do not constitute Indebtedness for Borrowed Money.

         "Indenture" means the Subordinated Indenture dated as of March 18, 1998 by and between the Company and State Street Bank and Trust Company as Trustee as modified by the First Supplemental Indenture between such parties dated as of March 18, 1998, each in the form heretofore submitted to the Lenders and as the same may be further amended and modified from time to time.

         "Intercreditor Agreements" mean the Intercreditor Agreement executed in July, 1998 by and among the Agent and London Guarantee Insurance Company, the Intercreditor Agreement dated as of September 2, 1997 by and among Seaboard Surety Company and the Agent the Intercreditor Agreement dated as of March 31, 1997 by and among the Agent and Reliance Insurance Company and certain of its Affiliates and any other intercreditor agreements entered into from time to time by the Agent and providers of surety bonds for the benefit of the Company and/or any of its Restricted Subsidiaries for the purpose of establishing the respective rights of such sureties and the Agent in and to the Collateral and having terms not materially different than such two specified intercreditor agreements or having terms which have been approved by the Required Lenders.

         "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense but excluding fees payable under Sections 3.1 and 3.2 hereof) and letter of credit fees and commissions of the Borrowers and the Restricted Subsidiaries for such period determined in accordance with GAAP, but interest paid through the issuance of securities to the holders of the indebtedness in question having a maturity of more than one year from the date of issuance and being of no higher ranking or priority than the indebtedness in question shall not be included in Interest Expense.

         "Interest Period" means the period commencing on the date a Borrowing is advanced or continued through a new Interest Period and ending 1, 2, 3, or 6 months thereafter; provided, however, that:

                   (i) an Interest Period may not extend beyond the Termination Date;

                  (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                 (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Interest Rate Protection and Other Hedging Agreements" means one or more of the following agreements entered into by one or more financial institutions:

                  (a) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements),

                  (b) foreign exchange contracts, currency swap agreements or other, similar agreements or arrangements designed to protect against fluctuations in currency values and/or

                  (c)      other types of hedging agreements from time to time.

         "Issuer" means Harris Trust and Savings Bank and any other Lender approved by the Required Lenders and the Company as an issuer of Letters of Credit to a particular Borrower or Borrowers hereunder or for use in a particular jurisdiction.

         "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lenders" shall mean from time to time the parties hereto other than the Borrowers, including any assignee pursuant to Section 11.18 hereof.

         "Letter of Credit" is defined in Section 1.3(a).

         "Leverage Ratio" means, as of any time the same is to be determined, the ratio of (x) Senior Debt to (y) the EBITDA for the period of twelve calendar months then ending.

         "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in the relevant currency in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Borrowing in such currency scheduled to be made by the Agent.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in the relevant currency for a period equal to such Interest Period, which appears on the Telerate Page 3750 for the applicable currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period. The Agent will provide the Company with evidence of such rate upon its request.

         "Lien" means any mortgage, lien, pledge, charge or security interest of any kind or nature (whether fixed or floating or of any ambulatory or non-crystallized nature or otherwise) in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan Documents" means this Agreement, the Revolving Credit Notes, the L/C Documents, the Guarantees, the Intercreditor Agreements and the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "Material Adverse Effect" means, with respect to any act, omission or occurrence, any of the following consequences in the reasonable judgment of the Required Lenders:

                   (a) the material impairment of the ability of the Company or of the Company and the Guarantors taken as a whole to pay or perform their obligations under or pursuant to the Loan Documents;

                   (b) any material adverse change in the assets, liabilities, financial condition, operations or business prospects of the Company and its Restricted Subsidiaries taken as whole, or

                   (c) any material impairment in the right of the Company and its Restricted Subsidiaries taken as whole to carry on their business substantially as now conducted.

         "Net Income" for any period means the net income of the Company and the Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP and, without limiting the foregoing, after deduction from gross income of all expenses and provisions, including provisions for taxes on or measured by income, but excluding any gains or losses on the sale or other disposition of investments or fixed or capital assets, any extraordinary gains and losses, the cumulative effect of accounting changes (as that term is defined under GAAP) any taxes on such excluded gains, and any tax deductions or credits on account of any such excluded losses.

         "Obligations" shall mean any and all indebtedness, obligations and liabilities of the Borrowers and any of them to the Lenders or any of them or the Agent or Issuers now or hereafter arising hereunder or under any of the other Loan Documents.

         "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

         "Performance Guarantees" means, in respect of the Company or any of the Restricted Subsidiaries, contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of the Company, any Restricted Subsidiary, any joint venture of which the Company or a

Restricted Subsidiary is a member for the benefit of surety companies or for the benefit of others to induce such others to forego the issuance of a surety bond in their favor.

         "Performance Letters of Credit" means a Letter of Credit that, as reasonably determined by the Agent, assures that the applicable Borrower will fulfill a contractual non-financial obligation, that is, an obligation that does not entail the payment of money.

         "Person" shall mean any person, firm, corporation partnership, joint venture or other entity.

         "Property" shall mean, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

         "Refunding Borrowing" is defined in Section 1.4(a).

         "Required Lenders" shall mean at any time Lenders whose Commitments aggregate 51% or more.

         "Restricted Payments" is defined in Section 7.16.

         "Restricted Subsidiaries" means those Subsidiaries designated as such on Schedule 5.2 hereof and all other Subsidiaries becoming Restricted Subsidiaries pursuant hereto. Designated Foreign Restricted Subsidiaries are Restricted Subsidiaries.

         "Revolving Credit Notes" shall mean the Revolving Credit Notes (including notes issued pursuant to Section 11.18 hereof) and "Revolving Credit Note" shall mean any of the Revolving Credit Notes.

         "Revolving Loans" is defined in Section 1.2 hereof.

         "Senior Debt" means all Indebtedness for Borrowed Money of the Company and/or the Restricted Subsidiaries other than Subordinated Debt.

         "Strategic Ventures" means joint ventures, corporations or similar pooling of efforts entered into for the purpose of expanding the mechanical, electrical and/or facilities services, businesses of the Company or any Restricted Subsidiary or entering or expanding a business related to such businesses.

         "Sublimits" is defined in Section 1.1.

         "Subordinated Debt" means the Convertible Subordinated Notes and any other Indebtedness for Borrowed Money of the Company which is (i) on terms (including maturity and interest rate) acceptable to the Required Lenders and
(ii) subordinated to the prior payment in full of the Obligations pursuant to written subordination provisions approved by the Required Lenders.

         "Subsidiary" means, as to any particular parent corporation, (i) any other corporation at least 51% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or by any one or more other corporations or other entities which are themselves subsidiaries of such parent corporation, and (ii) any corporation organized under the laws of and conducting business primarily in a jurisdiction which is not part of the United States of America, the United Kingdom or Canada which would meet the requirements of clause (i) if at least 51% of its Voting Stock was owned as required by clause (i) and such ownership percentage is not less than 39%, the Company or a Subsidiary meeting the requirements of clause (i) has effective control over such corporation and such entity is accounted for all purposes of this Agreement using the equity method of accounting.

         "Tangible Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital, warrants, accumulated other comprehensive income (as defined under GAAP) and retained earnings but after deducting treasury stock and, excluding minority interests in Restricted Subsidiaries) which would appear on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (ii) the write-up of assets above cost, other than write-ups of assets to fair market value in connection with acquisitions as permitted by GAAP.

         "Telerate Page "3750" means the display designated as "Page 3750", on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for pounds sterling.

         "Termination Date" means June 30, 2002 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.6, 8.2 or 8.3 hereof or such later date to which the Commitments are extended pursuant to
Section 11.16 hereof.

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

         "U.S. Dollars" or "$" means lawful currency of the United States of America.

         "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) on the date on which a computation thereof is to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

         "Unrestricted Subsidiaries" means those Subsidiaries designated as such on Schedule 5.2 hereof.

          "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.

         "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law and other than shares held by others for licensing purposes) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries within the meaning of this definition.

         "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring after January 1, 2000, including the making of accurate leap year calculations.

        Section 9.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 10. THE AGENT AND THE ISSUERS.

        Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders acknowledge and agree that the Agent and the Issuers are not a trustee or other fiduciary for them. The Agent or an Issuer may resign at any time by sending twenty (20) days prior written notice to the Borrowers and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Borrowers and the Lenders. In the event of any such resignation or removal, the Required Lenders may appoint a new agent or issuer after consultation with the Borrowers (which nonetheless shall be bound by the decision of the Required Lenders in their sole discretion), which shall succeed to all the rights, powers and duties of the Agent or applicable Issuer (but only as to Letters of Credit issued by the new Issuer) hereunder and under the other Loan Documents. Any resigning or removed Agent or Issuer shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent or issuer hereunder, but no successor Agent or Issuer shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers and Guarantors shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

        Section 10.2. Rights as a Lender. The Agent and the Issuers have and reserve all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though they were not the Agent or an Issuer and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent and Issuers in their individual capacities as Lender.

        Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent and the Issuers make no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Revolving Credit Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Company in computing the Borrowing Base. Neither the Agent nor the Issuers nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent and the Issuers shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by them to be authorized to act on behalf of any Borrower), unless they have actual knowledge of the untruthfulness of same. The Agent and the Issuers may execute any of their duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent and the Issuers shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and their duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent and the Issuers shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent and the Issuers shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Revolving Credit Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent, the Issuers or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and the Guarantors and the Agent and Issuers shall have no liability to any Lender with respect thereto.

        Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Agent and the Issuers for all costs and expenses suffered or incurred by them or any security trustee in performing their duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon them hereby or thereby, to the extent that they are not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments.

        Section 10.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, the Issuers and their directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.

         Section 10.6. Conflict. In the event of a conflict between the provisions of this Section 10 and the provisions of any Collateral Document regarding the rights, duties and obligations of the Agent, the provisions of this Section 10 shall govern.

SECTION 11. MISCELLANEOUS.

        Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by each Borrower and each Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes (but not withholdings) on the recipient imposed by a jurisdiction where it is domiciled or has an established place of business) imposed by or within the jurisdiction in which such Borrower or such Guarantor is domiciled, any jurisdiction from which such Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest the Borrowers shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Borrowers or any Guarantor pay any such taxes, penalties or interest, they shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Lender or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrowers or any Guarantor and evidenced by such a tax receipt, such Lender or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrowers or such Guarantor as applicable, such amount as such Lender or Agent reasonably determines is attributable to such deduction or withholding and which will leave such Lender or Agent (after such payment) in no better or worse position than it would have been in if the Borrowers or Guarantors had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Lender and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

        (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and
(ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Revolving Loans. Notwithstanding the foregoing, (i) a Lender which becomes a Lender after the date hereof shall not be required to submit a Form 1001 or Form 4224 until the date it becomes a Lender; and (ii) a Lender shall have no obligations to provide either such Form (or successor form) subsequent to the date it becomes a Lender if such Lender is excused from doing so pursuant to
Section 11.1(c).

        (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. If any Lender can avoid the effect of any such change in law, regulation or treaty or in the application or interpretation thereof, whether by changing its lending office or otherwise, it undertakes to do so if the same can be accomplished without disadvantage to it. If some, but not all, of the Lenders are affected by a change of the type described herein, such Lender agrees that it will at the request of the Company assign its Obligations to another Lender under and pursuant to the conditions set forth in Section 11.18 hereof.

        Section 11.2. Holidays. If any payment of principal or interest on any of the Revolving Credit Notes or any fees shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the State of Illinois,
(i) interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such succeeding Business Day.

        Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent, any Issuer or any Lender or on the part of the Agent, any Issuer or any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent, the Issuers, Lenders and of the holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 11.4. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the written consent of each Lender no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or reduce the interest rate applicable to or extend the maturity of its Revolving Credit Note or reduce the amount of the principal, interest, fees or other amounts to which it is entitled hereunder or release any guaranty of any Obligations (except for the releases and discharges required by the Intercreditor Agreement) or release or waive receipt of all or any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition thereof or as otherwise provided in the Collateral Documents) or which is required to be received pursuant to Section 4.1 hereof or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Agents' or Issuer's protective provisions shall be effective without the prior written consent of the Agent and the Issuers.

        Section 11.5. Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording or filing or release of the Loan Documents or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto or assignments pursuant hereto, including the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, insurance or other fees, costs and taxes incident to perfecting a Lien upon the collateral security for the Revolving Credit Notes and the other Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Issuers, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of the Loan Documents, and all reasonable costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Collateral Documents in connection with assignments contemplated by Section
11.18 hereof if counsel to the Agent believes such supplements to be appropriate or desirable. The Borrowers agree to indemnify and save the Lenders, the Issuers, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders, the Issuers or the Agent in connection with any action, suit or proceeding brought against the Agent or the Issuers, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

        Section 11.6. Stamp Taxes. The Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

        Section 11.7. Survival of Representations and Indemnities. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. All indemnities and other provisions relative to reimbursement to the Agent, the Issuers and the Lenders of amounts sufficient to protect the yield of the Agent, the Issuers and the Lenders with respect to the Loans and Letters of Credit, shall survive the termination of this Agreement and the payment of the Obligations.

        Section 11.8. Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

        Section 11.9. Addresses for Notices. Unless specifically provided otherwise hereunder, all communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or three days after being deposited in the United States mail addressed, if to any Borrower, in each case to such Borrower in care of the Company at 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, Attention: Chairman of the Board, and if to the Lenders at their addresses as shown on the signature pages hereof or on any Assignment Agreement, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 11.9.

        Section 11.10. Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

         Section 11.11. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

        Section 11.12. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or other Loan Documents invalid or unenforceable.

        Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 11.14. Binding Nature and Governing Law. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Revolving Credit Notes. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. No Borrower may assign its rights hereunder without the written consent of the Lenders.

        Section 11.15. Entire Understanding. This Agreement, together with the other Loan Documents and any agreements between the Company and the Agent concerning fees, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

        Section 11.16. Extensions of the Commitments. Not less than 60 days or more than 120 days prior to the then effective Termination Date, the Company (acting on behalf of the Borrowers pursuant to Section 1.6 hereof) may advise the Agent in writing of its desire to extend the Termination Date for an additional 12 months (but not beyond June 30, 2003) and the Agent shall promptly notify the Lenders of each such request; provided not more than one such request for the extension of the Termination Date may be made in any one calendar year. In the event that the Lenders are agreeable to such extension (it being understood that any Lender may accept or decline such a request in its sole discretion and on any terms such Lender may elect), the Borrowers, the Lenders, the Guarantors and the Agent shall enter into such documents as the Agent may reasonably deem necessary or appropriate to reflect such extension and to assure that all extensions of credit pursuant to the Commitments as so extended are secured by the Liens of the Collateral Documents and guaranteed by the Guarantees, all costs and expenses incurred by the Agent in connection therewith to be paid by the Borrowers.

        Section 11.17. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other financial institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder and (iv) the Borrowers shall not be responsible for the costs incurred by any Lender in connection with such participations.

        Section 11.18. Assignment Agreements. Each Lender may, from time to time upon at least five Business Days' notice to the Agent, assign to other financial institutions all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Revolving Credit Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make Revolving Loans and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement; provided, however, that (i) unless the Company and the Agent otherwise consents each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment, Revolving Loans, Revolving Credit Note and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the assigning Lender shall assign all of its Commitment, Revolving Loans, Revolving Credit Note and interests in the Letters of Credit or the aggregate amount thereof being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall be an amount which shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Company (which is acting on its own behalf and pursuant to Section 1.6 hereof on behalf of the Borrowers as well) must each consent, which consent shall not be unreasonably withheld (provided that the Company may withhold its consent to an assignment by the Agent in its sole discretion if after giving effect thereto the Agent would have a Commitment, computed prior to giving effect to any reductions or terminations of the Commitments, of less than $25,000,000) and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement and (v) the assigning Lender must pay to the Agent a processing and recordation fee of $3,500 except that no such fee shall be payable in the case of an assignment to an Affiliate of such assigning Lender. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder,
(ii) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall each execute and deliver Revolving Credit Notes to the assignee Lender, (all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of the Loan Documents) and if the assignment is of the full Commitment of the assigning Lender, the assignor Lender shall thereupon return the Revolving Credit Notes theretofore issued to it to the Company marked "canceled." If an assignor is an Issuer its rights and obligations as Issuer shall be unaffected by any assignment.

        Section 11.19. Terms of Collateral Documents not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

        Section 11.20.  PERSONAL JURISDICTION and Jury Trial Waives.

        (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), THE AGENT, THE LENDERS AND THE BORROWERS AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY (AND EACH OF THEM FOR THE BENEFIT OF THE OTHERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF) THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE AGENT, THE LENDERS AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

        (b) OTHER JURISDICTIONS. THE BORROWERS AGREE THAT THE AGENT, AND EACH OF THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION OR JURISDICTION TO ENABLE THE AGENT OR ANY LENDER TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY LENDER AND, WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, EACH BORROWER AGREES THAT THE AGENT OR ANY LENDER SHALL BE ENTITLED TO COMMENCE PROCEEDINGS (WHETHER FOR THE PURPOSE OF OBTAINING OR ENFORCING ANY ORDER OR JUDGMENT OR OTHERWISE HOWSOEVER) IN THE COURTS OF THE JURISDICTIONS WHERE SUCH BORROWER OR ANY OF ITS PROPERTY IS LOCATED.

        (c) Jury Trial Waiver. The Borrowers, the Agent, and each Lender hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

        Section 11.21. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement or the L/C Documents shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent, Issuer or Lender entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrowers not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

        Section 11.22. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower on the Obligations in the currency expressed to be payable herein or in an Application or under the Revolving Credit Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due to the Agent, any Issuer or any Lender on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Agent, such Issuer or such Lender, as applicable, of any sum adjudged to be so due in such other currency, the Agent, such Issuers or such Lender, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Agent, such Issuers or such Lender in the specified currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, such Issuers or such Lender, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to the Agent, such Issuer or such Lender in the specified currency, the Agent, such Issuer or such Lender, as the case may be, agrees to remit such excess to the Borrowers.

        Section 11.23. European Monetary Union. (a) If, as a result of the EMU Commencement, (i) any Alternative Currency ceases to be lawful currency of the state issuing the same and is replaced by the Euro or (ii) any Alternative Currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable under any Loan Documents in such Alternative Currency shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU, provided, that to the extent any EMU Legislation provides that an amount denominated either in the Euro or in the applicable Alternative Currency can be paid either in Euros or in the applicable Alternative Currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable Alternative Currency. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any such Alternative Currency will, except as otherwise provided herein, continue to be payable only in that Alternative Currency.

        (b) The Borrowers shall from time to time, at the request of the Agent, pay to the Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the Euro in any applicable state to the extent attributable to such Lender's obligations hereunder or for the credit which is the subject matter hereof.

        (c) With respect to the payment of any amount denominated in the Euro or in any Alternative Currency, the Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by the Loan Documents to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by the Loan Documents, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in any Alternative Currency) to the account with the bank in the principal financial center in the Euro Member which the applicable Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (c), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the Euro.

        (d) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; provided, that if any Obligation in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

         (e) In addition, this Agreement (including, without limitation, the definition of Eurodollar Loans) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to the extent necessary to reflect such EMU Commencement and change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section 11.23, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of the Borrowers or Guarantors under any Loan Documents.

        Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth"

        Article II. Exhibits.

        The exhibits to the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read in accord with the exhibits attached hereto.

        Article III. Deletion of Certain Banks.

        As of and on the Effective Date, Bank of Scotland and The Fuji Bank, Limited, New York Branch (the "Terminating Lenders") shall no longer be parties to the Credit Agreement and, accordingly, shall not be deemed to consent or agree to the terms of the Credit Agreement as deemed hereby and shall have no liability, of obligations or responsibilities thereunder or under any of the Loan Documents, including without limitation, and further commitment or obligation to extend credit to the Company or participate in the credit risk incident to Letters of Credit issued pursuant to the Credit Agreement as amended and restated hereby and each Terminating Lender shall be paid all outstanding Loans and accrued interest thereon, plus all fees and other amounts due and owing under or in connection with the Credit Agreement or anyother Loan Documents; provided, however, the Terminating Lenders shall continue to be entitled to the benefits of all expense reimbursement and indemnity provisions contained in the Credit Agreement and the other Loan Documents as in effect immediately prior to the Effective Date.

        Article 4. The Commitments of the Continuing Lenders.

               From and after the Effective Date the Commitment of each Lender shall be as set forth on Schedule 1.1 hereto and the Lenders signing this Agreement who were not previously parties hereto shall become parties hereto (all Lenders other than the Terminating Lenders being sometimes referred to collectively as the "Continuing Lenders").

        Article 5. DYN.

               From and after the Effective Date, DYN Specialty Contracting, Inc. shall no longer be a Borrower hereunder.

        Article 6. Conditions precedent to Effectiveness.

               This Amendment and Restatement of Credit Agreement shall become effective on _____________, 1998 provided the following conditions precedent to effectiveness have been satisfied.

               Section 6.1. Execution. The Agent shall have received counterparts hereof which, taken together bear the signature of the Borrowers, DYN Specialty Contracting Inc., the Agent, the Terminating Lenders and the Continuing Lenders.

               Section 6.2. Other Deliveries. The Agent shall have received the following for the account of the Continuing Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lenders:

                     (a) Revolving Credit Notes for each Continuing Lender
               payable to its order (such Revolving Credit Notes issued to the present Lenders to be issued in replacement for the Revolving Credit Notes currently held by them and to evidence the same indebtedness evidenced by the Revolving Credit Notes so replaced as well as all additional Loans made by the holders thereof);

                     (b) Any new or amended Collateral Documents required by the
               Agent in connection herewith;

                     (c) Amendments to or replacement of the Guaranties
               satisfactory to the Agent (any such replacement guaranties to constitute "Guaranties" for purposes of this Agreement and the other Loan Documents);

                     (d) Copies (executed or certified as may be appropriate) of
               Resolutions of the Board of Directors of each Borrower and Guarantor authorizing the execution, delivery and performance of the loan documents to which it is party and all other documents related thereto;

                     (e) Incumbency certificates in form satisfactory to the
               Agent;

                     (f) Good Standing Certificates for each Borrower and
               Guarantor dated as of a date no earlier than 30 days prior to the date hereof from the appropriate governmental offices in the jurisdiction of incorporation;

                     (g) Articles of Incorporation and By-laws for each Borrower and Guarantor certified by such Borrower's or Guarantor's corporate secretary or other appropriate officer; and

                     (h) Such steps shall have been taken as the Agent may
               require to provide for the continued perfection of its liens on the Collateral.

               Section 6.3. Legal Matters. Legal matters incident to the execution and delivery of this Agreement and the other documents to be issued pursuant hereto shall be reasonably satisfactory to the Lenders and their counsel and the Agent shall have received for the account of the Lenders an opinion of counsel of the Borrowers and Guarantors covering the matters set forth on Exhibit B hereto, with such exceptions, qualifications, assumptions and exemptions as are acceptable to the Agent.

               Section 6.4. Representations True, No Default. Each and all of the representations and warranties contained in the Credit Agreement as amended hereby shall be true and correct as of and on the Effective Date and after giving effect thereto all with the same force and effect as if made on such date and no Default or Event of Default shall have occurred and be continuing and the Company shall have delivered a certificate to the foregoing effects to the Agent, which shall be and constitute a Loan Document.

               Section 6.5. Payout. As of and on the Effective Date the Company shall have (i) repaid all Loans from the Terminating Lenders, together with accrued interest thereon, and (ii) all accrued and unpaid commitment fees and all other amounts due the Terminating Lenders.

               Section 6.6. Adjustments. On the Effective Date there shall be such nonratable Borrowings and repayments of Revolving Loans as shall be necessary so that after giving effect thereto the percentage of each Continuing Lender's Commitment is identical.

               Section 6.7. DYN. On the Effective Date and as a condition thereto there shall be no outstanding Revolving Loans to DYN Specialty Contracting, Inc. and no outstanding Letters of Credit for which it is the applicant.

               Article 7. Letter of Credit Fee Transition Provisions.

               From and after the Effective Date, Letter of Credit fees shall accrue and be payable in arrears as provided for in the first sentence of Section 3.3 hereof, provided however there shall be credited against (and hence reduce) the amount of Letter of Credit fees otherwise due each Continuing Lender which was a Lender party to the Credit Agreement prior to giving effect to this amendment and restatement thereof the amount, if any, of Letter of Credit fees which it received under the Credit Agreement prior to giving effect to this Amendment and Restatement in respect of Letters of Credit heretofore issued which were paid in advance and which are attributable to periods from and after the Effective Date.

        Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

        Dated as of this      th day of                   , 1998.
                         -----          ------------------

                                  EMCOR GROUP, INC.

                                  By

                                     Its
                                        ----------------------------------------

                                  DYN SPECIALTY CONTRACTING INC. (solely to
                                     acknowledge that it is to no longer be
                                     a Borrower hereunder)

                                  By

                                     Its
                                        ----------------------------------------

                                  COMSTOCK CANADA, LTD.

                                  By:
                                     -------------------------------------------
                                     Its
                                        ----------------------------------------

                                  DRAKE & SCULL ENGINEERING LTD.

                                  By

                                     Its
                                        ----------------------------------------

         Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

         Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Credit Agreement, the Revolving Credit Notes or the Collateral Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.7 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.7 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, with interest to the extent payable by the payor. In the event any amount paid to an Issuer under the Applications shall ever be recovered from such Issuer, each Lender shall reimburse such Issuer for its pro rata share of the amount so recovered with interest to the extent payable by the Issuer.

                               CONTINUING LENDERS

                                  HARRIS TRUST AND SAVINGS BANK

                                  By
                                    --------------------------------------------
                                     Its
                                        ----------------------------------------

                                  111 West Monroe Street
                                  Chicago, Illinois 60690
                                  Attention:  Wes Frangul

                                  LASALLE NATIONAL BANK

                                  By
                                    --------------------------------------------
                                     Its
                                        ----------------------------------------

                                  135 South LaSalle Street
                                  Chicago, Illinois 60603
                                  Attention:  Robert W. Frentzel

                                  FIRST UNION NATIONAL BANK

                                  By
                                    --------------------------------------------
                                     Its
                                        ----------------------------------------

                                  PA 4827
                                  1339 Chestnut Street
                                  Philadelphia, Pennsylvania 19107
                                  Attention:  William Musselman

                                  UNION BANK OF CALIFORNIA, N.A.

                                  By
                                    --------------------------------------------
                                     Its
                                        ----------------------------------------

                                  350 California Street
                                  San Francisco, California  94104
                                  Attention:  Susan Biba

                                  BANK ONE, ARIZONA, N.A.

                                  By
                                    --------------------------------------------
                                     Its
                                        ----------------------------------------

                                  201 N. Central - 21st Floor
                                  Phoenix, Arizona  85004
                                  Attention:  Brad Richards

                                  BANKBOSTON, N.A.

                                  By
                                    --------------------------------------------
                                  Its
                                     -------------------------------------------

                                  One Landmark Square - 20th Floor
                                  Stamford, Connecticut  06901
                                  Attention:  John T. Murphy
                                              Senior Vice President

                               TERMINATING LENDERS

Agreed and Accepted as to Article III only

Commitment:  $-0-                      BANK OF SCOTLAND
Percentage:  -0-%

                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

Commitment:  $-0-                      THE FUJI BANK, LIMITED, NEW YORK
Percentage:  -0-%                         BRANCH

                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

                                                        _________________, 1998

         For value received, the undersigned, _____________________, a ________________ corporation ("Borrower"), hereby promises to pay to the order of _______________________________________________ (the "Lender"), at the
principal office of Harris Trust and Savings Bank in Chicago, Illinois, in the currency of each Revolving Loan evidenced hereby in accordance with Section 1 of the Credit Agreement, the aggregate unpaid principal amount of each Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the due date therefore as specified in the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in the Credit Agreement.

         The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, any repayment of principal and interest and the principal balances from time to time outstanding hereon, and the currency in which made, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Revolving Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of ________ ___, 1998, among the Borrowers, Harris Trust and Savings Bank, as Agent, and the Lenders from time to time party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

         This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

         The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral herefor. The Borrower hereby waives presentment for payment and demand.





                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL

                                    EXHIBIT C

                                EMCOR GROUP, INC.

                           BORROWING BASE CERTIFICATE

TO: Harris Trust and Savings Bank as Agent under, and the Lenders party to, the Credit Agreement described below

      Pursuant to the terms of the Amended and Restated Credit Agreement dated as of __________, 1998 among us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate. Any capitalized terms used herein without definition shall have the same meanings as such terms have in the Credit Agreement.

                                                 I. BORROWING BASE

 A.    BORROWING BASE

       1.     Gross accounts                                        -----------
                                                                         A1

       2.     Ineligible accounts identified in Credit
              Agreement                                             -----------
                                                                         A2

       3.     Claims/disputed amounts not included in A2            -----------
                                                                         A3

       4.     Borrowing Base                                        -----------
              (A1 minus A2 and A3) x .45                                 A4

 B.    ADVANCES/AVAILABILITY (SHORTFALL)

       1.     Revolving Loans                          -----------
                                                            B1

       2.     Letters of Credit                        -----------
                                                            B2

       3.     Total Advances (sum of line B1 and B2)   -----------
                                                            B3

       4.     Borrowing Base (line A4)                 ===========
                                                            B4

       5.     Unused Availability (B3 minus B4)        -----------
                                                            B5

         Dated as of this      day of               , 19   .
                          ----        --------------    ---


                                        EMCOR Group, Inc.

                                        By

                                           Its
                                              ---------------------------------

                                    EXHIBIT D

                                EMCOR GROUP, INC.

                             COMPLIANCE CERTIFICATE

                         FOR THE MONTH ENDING __________

To:      Harris Trust and Savings Bank
         as Agent under, and the Lenders
         party to the Credit Agreement
         described below

         This Compliance Certificate is furnished to the Lenders pursuant to the requirements of Section 7.5 of the Amended and Restated Credit Agreement dated as of ___________, 1998, by and between EMCOR Group, Inc., a Delaware corporation (the "Company"), Comstock Canada, Ltd., a Canadian corporation ("Comstock Canada"), Drake & Scull Engineering Ltd., a United Kingdom Corporation ("Drake & Scull") and Harris Trust and Savings Bank as agent thereunder (the "Agent") and the Lenders named therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.    I am the duly elected ______________ of the Company;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and Restricted Subsidiaries during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default at any time during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth immediately below;

          4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the dates and for the periods covered thereby; and

          5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. *

          6. Also attached hereto is a summary of accounts over $1,000,000 (and invoiced as an asset of $500,000 or more) in litigation, mediation or arbitration.*

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I attached hereto and the financial statements furnished concurrently with this Certificate in support hereof, are made and delivered as
of this        day of                , 19   .
        ------        ---------------    ---

                                  EMCOR GROUP, INC.

                                  By:
                                     -------------------------------------
                                       Title:
                                             -----------------------------
                                                 (Type or Print Name)




--------------
* Include only quarterly.

                                   SCHEDULE I

                                EMCOR GROUP, INC.

                             COMPLIANCE CALCULATIONS

                  FOR                   , 1996 CREDIT AGREEMENT
                     -------------------

                    CALCULATIONS AS OF                , 19
                                       ---------------    --

================================================================================

A.       ADJUSTED TANGIBLE NET WORTH (SECTION 7.6)

                                 [Calculations to follow.]

B.       LEVERAGE RATIO (SECTION 7.7 AND APPLICABLE MARGIN)

                                 [Calculations to follow.]

C.       FIXED CHARGE COVERAGE RATIO (SECTION 7.8)

                                 [Calculations to follow.]

D.       CURRENT RATIO (SECTION 7.9)

                                 [Calculations to follow.]

D.       CAPITAL AND OTHER RESTRICTED EXPENDITURES (SECTION 7.13)

                                 [Calculations to follow.]

E.       ACQUISITIONS (SECTION 7.12(i))

                                 [Calculations to follow.]

                                    EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                          Dated              , 19
                                -------------    -----

         Reference is made to the Amended and Restated Credit Agreement dated as of _______________, 1998 (the "Credit Agreement") among EMCOR Group, Inc., the other Borrowers, the Lenders (as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         _____________________________________________________ (the "Assignor")
and _________________________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations, if any.

          2. The Assignor (i) represents and warrants that as of the date hereof
(A) its Commitment is $____________, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and currencies for such Revolving Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________ and a description of the expiry date, amount and account party for such L/C Obligations is also attached as Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received copies of the Credit Agreement and the Intercreditor Agreements, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Sections 7.5(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

          4. As consideration for the assignment and sale contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in federal funds an amount equal to the percentage specified in Section One of the balance of Revolving Loans outstanding on such date. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          5. The effective date for this Assignment and Acceptance shall be _____________, 19___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance and to the Agent for acceptance and recording by the Agent.

          6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          8. In accordance with Section 11.18 of the Credit Agreement, the Assignee requests and directs that the Agent prepare and cause the Borrowers to execute and deliver to the Assignee Revolving Credit Notes payable to the Assignee.

          9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                     [ASSIGNOR LENDER]


                                     By:
                                        ----------------------------------
                                     Title:

                                     [ASSIGNEE LENDER]

                                     By:
                                        ----------------------------------
                                        Title:

                                     Lending Office (and
                                        address for notices):


Accepted and consented this
     day of            , 19
----        -----------    --

EMCOR GROUP, INC.

By:
   -----------------------------------------
Title:


Accepted and consented to by the Agent this
        day of            , 19
-------        -----------    --

HARRIS TRUST AND SAVINGS BANK

By:
   -----------------------------------------
Title:

                                  SCHEDULE 1.1


                                   COMMITMENTS

LENDER                                  COMMITMENT                PERCENTAGE
------                                  ----------                ----------

Harris Trust and Savings Bank                $40,000,000              26.67%

LaSalle National Bank                        $25,000,000              16.7%

First Union National Bank                    $25,000,000              16.7%

Union Bank of California                     $20,000,000              13.3%

Bank One, Arizona, N.A.                      $25,000,000              16.7%

BankBoston                                   $15,000,000              10%

                                  SCHEDULE 4.2

                                 THE GUARANTORS

                                   GUARANTORS

                                        JURISDICTION OF     PERCENTAGE
                NAME                     INCORPORATION       OWNERSHIP            OWNER

EMCOR Group, Inc.                           Delaware

DYN Specialty Contracting Inc.              Virginia          100%          EMCOR Construction
                                                                            Holding Services, Inc.

Dynalectric Company                         Delaware          100%          DYN Specialty
                                                                            Contracting, Inc.

Dynalectric Company of Nevada                Nevada           100%          DYN Specialty
                                                                            Contracting, Inc.

Contra Costa Electric, Inc.                California         100%          DYN Specialty
                                                                            Contracting, Inc.

B&B Contracting and Supply                   Texas            100%          DYN Specialty
Company                                                                     Contracting, Inc.

KDC, Inc.                                  California         100%          DYN Specialty
                                                                            Contracting, Inc.

EMCOR Construction Holding
Services, Inc.                              Delaware          100%          MES Holdings Corp.

EMCOR Mechanical/Electrical                 Delaware          100%          EMCOR Construction
Services (East), Inc.                                                       Holding

Heritage Air Systems, Inc.                  New York          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.

Welsbach Electric Corp.                     Delaware          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.

Forest Electric Corp.                       New York          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.


Welsbach Electric Corp. of L.I.             New York          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.

Penguin Maintenance and                     Delaware          100%          EMCOR
Services Inc.                                                               Mechanical/Electrical
                                                                            Services (East), Inc.

Penguin Air Conditioning Corp.              New York          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.

R.S. Harritan & Company, Inc.               Virginia          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.

J.C. Higgins Corp.                          Delaware          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (East), Inc.

Labov Mechanical, Inc.                      Delaware          100%          J.C. Higgins Corp.

Labov Plumbing, Inc.                        Delaware           90%          Labov Mechanical, Inc.

EMCOR Mechanical/Electrical                 Delaware          100%          EMCOR
                                                                            Construction Holding
Services (Midwest), Inc.                                                    Services, Inc.

JWP/Hyre Electric Co. of Indiana,           Delaware          100%          EMCOR
Inc.                                                                        Mechanical/Electrical
                                                                            Services, Inc.

Romanoff/Dynalectric Company                  Ohio            100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (Midwest), Inc.

EMCOR Midwest, Inc.                         Delaware          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (Midwest), Inc.

Gibson Electric Co., Inc.                  New Jersey         100%          EMCOR Midwest, Inc.

EMCOR Mechanical/Electrical                 Delaware          100%          EMCOR
Service (West), Inc.                                                        Construction Holding
                                                                            Services, Inc.

John Miller Electric Company                Delaware          100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (Midwest), Inc.


University Mechanical &                 California            100%          EMCOR
Engineering Contractors, Inc.                                               Mechanical/Electrical
                                                                            Services (West), Inc.

Pace Mechanical Services, Inc.           Michigan             100%          University Mechanical &
                                                                            Engineering Contractors, Inc.

Northern Digital, Inc.                  California            100%          EMCOR
                                                                            Facilities Services, Inc.

Newcomb Anderson Associates             California            100%          EMCOR
                                                                            Facilities Services, Inc.

The Fred B. DeBra Co.                    Delaware             100%          EMCOR
                                                                            Mechanical/Electrical
                                                                            Services (Midwest), Inc.

University Mechanical & Engineering      Arizona              100%          University Mechanical &
Contractors, Inc.                                                           Engineering
                                                                            Contractors, Inc., a
                                                                            California corporation

Hansen Mechanical Contractors, Inc.       Nevada              100%          University Mechanical &
                                                                            Engineering
                                                                            Contractors, Inc., a
                                                                            California corporation

Trautman & Shreve, Inc.                  Colorado             100%          University Mechanical &
                                                                            Engineering
                                                                            Contractors, Inc., a
                                                                            California corporation

EMCOR Mechanical/Electrical              Delaware             100%          EMCOR
Services (South), Inc.                                                      Construction Holding
                                                                            Services, Inc.

EMCOR Gowan, Inc.                         Texas               100%          EMCOR Mechanical/Electrical
                                                                            Services (South) Inc.

EMCOR International, Inc.                Delaware             100%          MES Holdings Corporation

Marelich Mechanical Co. Inc.            California            100%          EMCOR Mechanical/Electrical
                                                                            Services (West) Inc.


Inte-Fac Corp                           New York              100%          EMCOR Mechanical/Electrical
                                                                            Services (East), Inc.

Zack Power & Industrial Company         New York              100%          EMCOR Mechanical/Electrical
                                                                            Services (East), Inc.

EMCOR Facilities Services, Inc.         Delaware              100%          MES Holdings Corporation

EMCOR Construction Services, Inc.       Delaware              100%          MES Holdings Corporation

MES Holdings Corporation                Delaware              100%          EMCOR Group, Inc.

EMCOR (UK) Limited                         UK                 100%          EMCOR International Inc.

Drake & Scull Engineering                  UK                 100%          EMCOR (UK) Limited
Ltd.

Drake & Scull Airport Services             UK                 100%          Drake & Scull
Ltd.                                                                        Engineering Ltd.

Drake & Scull Technical Services           UK                 100%          Drake & Scull
Ltd.                                                                        Engineering Ltd.

Drake & Scull Engineering (UK)             UK                 100%          Drake & Scull
Limited                                                                     Engineering Ltd.

Drake & Scull International, Ltd.          UK                 100%          Drake & Scull
                                                                            Engineering Ltd.

Drake & Scull Engineering                  UK                 100%          Drake & Scull
(North) Ltd.                                                                Engineering Ltd.

Drake & Scull Engineering                  UK                 100%          Drake & Scull
(South) Ltd.                                                                Engineering Ltd.

Drake & Scull Holdings Ltd.                UK                 100%          EMCOR (UK) Limited

Del Commerce (Contract                     UK                 100%          Drake & Scull Holdings
Services) Ltd.                                                              Ltd.

JWP Leasing Ltd.                           UK                 100%          EMCOR (UK) Limited

Heritage Air Systems Ltd.                  UK                 100%          EMCOR (UK) Limited


JWP NRO Holdings, Inc.                   Canada               100%          EMCOR International Inc.

Comstock Canada, Ltd.                    Canada               100%          EMCOR International Inc.


                                  SCHEDULE 5.2

                                THE SUBSIDIARIES

                             RESTRICTED SUBSIDIARIES

                                        JURISDICTION OF       PERCENTAGE               OWNER
                 NAME                    INCORPORATION        OWNERSHIP

DYN Specialty Contracting Inc.             Virginia              100%          EMCOR Construction Holding
                                                                               Services, Inc.

Dynalectric Company                        Delaware              100%          DYN Specialty
                                                                               Contracting, Inc.

Dynalectric Company of Nevada               Nevada               100%          DYN Specialty
                                                                               Contracting, Inc.

Contra Costa Electric, Inc.               California             100%          DYN Specialty
                                                                               Contracting, Inc.


B & B Contracting and Supply                Texas                100%          DYN Specialty
Company                                                                        Contracting, Inc.

KDC, Inc.                                 California             100%          DYN Specialty
                                                                               Contracting, Inc.

EMCOR Construction Holding                 Delaware              100%          MES Holdings Corp.
Services, Inc.

Defender Indemnity, Ltd.                    Vermont              100%          EMCOR Risk Holdings, Inc.

EMCOR Risk Holdings, Inc.                  Delaware              100%          MES Holdings Corp.

EMCOR Mechanical/Electrical                Delaware              100%          EMCOR Construction
Services (East), Inc.                                                          Holding Services, Inc.

Heritage Air Systems, Inc.                 New York              100%          EMCOR Mechanical
                                                                               Electrical Services
                                                                               (East), Inc.

Welsbach Electric Corp.                    New York              100%          EMCOR Mechanical
                                                                               Electrical Services
                                                                               (East), Inc.


Forest Electric Corp.                    New York                  100%          EMCOR Mechanical
                                                                                 Electrical Services
                                                                                 (East), Inc.

Welsbach Electric Corp. of L.I.          New York                  100%          EMCOR Mechanical
                                                                                 Electrical Services
                                                                                 (East), Inc.

Penguin Maintenance and                  Delaware                  100%          EMCOR Mechanical
Services Inc.                                                                    Electrical Services
                                                                                 (East), Inc.

Inte-Fac Corp.                           New York                  100%          EMCOR Mechanical
                                                                                 Electrical Services
                                                                                 (East), Inc.

Penguin Air Conditioning Corp.           New York                  100%          EMCOR Mechanical
                                                                                 Electrical Services
                                                                                 (East), Inc.

R.S. Harritan & Company, Inc.            Virginia                  100%          EMCOR Mechanical
                                                                                 Electrical Services
                                                                                 (East), Inc.

J.C. Higgins Corp.                       Delaware                  100%          EMCOR Mechanical
                                                                                 Electrical Services
                                                                                 (East), Inc.

Labov Mechanical, Inc.                   Delaware                  100%          J.C. Higgins Corp.

Labov Plumbing, Inc.                     Delaware                   90%          Labov Mechanical, Inc.

EMCOR Facilities Services, Inc.          Delaware                  100%          MES Holdings Corp.

Northern Digital, Inc.                  California                 100%          EMCOR Facilities
                                                                                 Services, Inc.

Newcomb Anderson Associates             California                 100%          EMCOR Facilities
                                                                                 Services, Inc.

EMCOR Mechanical/Electrical              Delaware                  100%          EMCOR Construction
Services (Midwest), Inc.                                                         Holding Services, Inc.

JWP/Hyre Electric Co. of Indiana,        Delaware                  100%          EMCOR Mechanical/Electrical
Inc.                                                                             Services (Midwest), Inc.


Romanoff/Dynalectric Company                 Ohio                  100%          EMCOR Mechanical/Electrical
                                                                                 Services (Midwest), Inc.

John Miller Electric Company               Delaware                100%          EMCOR Mechanical/Electrical
                                                                                 Services (Midwest), Inc.

EMCOR Midwest, Inc.                        Delaware                100%          EMCOR Mechanical/Electrical
                                                                                 Services (Midwest), Inc.

Gibson Electric Co., Inc.                 New Jersey               100%          EMCOR Midwest, Inc.

Unique Construction Company                Illinois                100%          Gibson Electric Co., Inc.

The Fred B. DeBra Co.                      Delaware                100%          EMCOR Mechanical/Electrical
                                                                                 Services (Midwest), Inc.

Zack Power & Industrial Company            Delaware                100%          EMCOR Mechanical/Electrical
                                                                                 Services (Midwest), Inc.

EMCOR Mechanical/Electrical                Delaware                100%          EMCOR Construction Holding
Services (West), Inc.                                                            Services, Inc.

University Mechanical &                   California               100%          EMCOR Mechanical/Electrical
Engineering  Contractors, Inc.                                                   Services (West), Inc.

Pace Mechanical Services, Inc.             Michigan                100%          University Mechanical &
                                                                                 Engineering Contractors, Inc., a
                                                                                 California corporation

University Mechanical &                     Arizona                100%          University Mechanical &
Engineering Contractors, Inc.                                                    Engineering Contractors, Inc., a
                                                                                 California corporation

MES Holding Corp.                          Delaware                100%          EMCOR Group, Inc.

Hansen Mechanical Contractors,              Nevada                 100%          University Mechanical &
Inc.                                                                             Engineering Contractors, Inc., a
                                                                                 California corporation


Trautman & Shreve, Inc.                    Colorado                100%          University Mechanical &
                                                                                 Engineering Contractors, Inc., a
                                                                                 California corporation

Marelich Mechanical Co., Inc.             California               100%          EMCOR Mechanical/Electrical
                                                                                 Services (West), Inc.

EMCOR Mechanical/Electrical                Delaware                100%          EMCOR Construction Holding
Services (South), Inc.                                                           Services, Inc.

EMCOR Gowan, Inc.                            Texas                 100%          EMCOR Mechanical/Electrical
                                                                                 Services (South) Inc.

EMCOR International, Inc.                  Delaware                100%          MES Holdings Corp.

EMCOR Construction Services,               Delaware                100%          MES Holdings Corp.
Inc.

JWP NRO Holdings, Inc.                      Canada                 100%          EMCOR International, Inc.

Comstock Canada Ltd.                        Canada                 100%          EMCOR International, Inc.

EMCOR Canada Ltd.                           Canada                 100%          EMCOR International, Inc.

EMCOR (UK) Limited                            UK                   100%          EMCOR International, Inc.

Drake & Scull Engineering Ltd.                UK                   100%          EMCOR UK Limited

Drake & Scull Airport Services                UK                   100%          Drake & Scull Engineering, Ltd.
Ltd.

Drake & Scull Technical Services              UK                   100%          Drake & Scull Engineering, Ltd.
Ltd.

Drake & Scull Engineering (UK)                UK                   100%          Drake & Scull Engineering, Ltd.
Limited

Drake & Scull International, Ltd.             UK                   100%          Drake & Scull Engineering, Ltd.


Drake & Scull Engineering (North)             UK                   100%          Drake & Scull Engineering, Ltd.
Ltd.

Drake & Scull Engineering (South)             UK                   100%          Drake & Scull Engineering Ltd.
Ltd.

Drake & Scull (Scotland) Ltd.                 UK                   100%          EMCOR (UK) Limited

HKW Consultancy Ltd.                          UK                   100%          EMCOR (UK) Limited

Drake & Scull Holdings Ltd.                   UK                   100%          Drake & Scull Engineering Ltd.

DSC Building Ltd.                             UK                   100%          Drake & Scull Holdings Ltd.

Del Commerce (Contract Services)              UK                   100%          EMCOR UK Limited
Ltd.

H & F Kornfeld Ltd. (UK)                      UK                   100%          EMCOR UK Limited

JWP Leasing (UK) Ltd.                         UK                   100%          EMCOR (UK) Limited

BL Distribution Ltd.                          UK                   100%          EMCOR (UK) Limited

Businessland Holdings Ltd.                    UK                   100%          EMCOR (UK) Limited

Heritage Air Systems Ltd.                     UK                   100%          EMCOR (UK) Limited

Forest Drake & Scull Electric Ltd.            UK                   100%          EMCOR (UK) Limited


JWP Technical Services (Malaysia)*         Malaysia                100%          EMCOR International, Inc.

EMCOR (Cayman Islands) Ltd.*            Cayman Islands             100%          EMCOR International, Inc.

NESMA EMCOR Company Ltd. (50%)*          Saudia Arabia              50%          JWP (Cayman Islands) Ltd.

Drake & Scull (Cayman Islands) Ltd.*    Cayman Islands             100%          EMCOR International, Inc.


-----------

* Designated Foreign Restricted Subsidiaries.

Langgit TinggiSdn Bhd.*                    Malaysia                100%          EMCOR (UK) Limited

Drake & Scull Assarain (Oman) (49%)*         Oman                   49%          Drake & Scull (Cayman Islands)
                                                                                 Ltd.

Lunar Drake & Scull LLC. (UAE) (49%)*     __________                49%          Drake & Scull (Cayman Islands)
                                                                                 Ltd.

                            UNRESTRICTED SUBSIDIARIES

                                                JURISDICTION OF              PERCENTAGE
                     NAME                        INCORPORATION                OWNERSHIP               OWNER

A to Z Equipment Corp.                             New York                      100%          Sellco Corporation

Afgo Engineering Corporation                       New York                      100%          Sellco Corporation

Afgo Engineering Corp. of Washington               Delaware                      100%          Sellco Corporation

Antwerp Education Center N.V.                      Belgium                       100%          Sellco Corporation

AZCO Inc.                                          Delaware                      100%          Sellco Corporation

Businessland Canada Ltd.                           Canada                        100%          JWP Information Services Inc.

Businessland (Hong Kong) Limited                   Hong Kong                     100%          JWP Information Services Inc.

Case/Acme Systems, Inc.                            New York                      100%          Sellco Corporation

Computer Maintenance Corporation                   New Jersey                    100%          Sellco Corporation

Drake & Scull France SARL                          France                        100%          Sellco Corporation

E.M.A. International, Inc.                         District of Columbia          100%          Sellco Corporation

Gone Inc.                                          California                    100%          Sellco Corporation

G/M Tech                                           New York                      100%          Sellco Corporation

Guzovsky/JWP Electrical Inc.                       Rhode Island                  100%          Sellco Corporation

Jamaica Water Securities Corp.                     New York                      100%          Sellco Corporation

Jamaica Water Supply Company                       New York                       96%          Jamaica Water Securities Corp.

JWP Communications Inc.                            Delaware                      100%          Sellco Corporation

JWP Controls Inc.                                  California                    100%          Sellco Corporation

JWP Controls Holding, Inc.                         Delaware                      100%          Sellco Corporation


JWP Credit Corp.                                   Delaware                      100%          Sellco Corporation

JWP E.C. Corp.                                     New York                      100%          Sellco Corporation

JWP Environmental Composting Technologies,         Minnesota                     100%          Sellco Corporation
Inc.

JWP Espana SA                                      Spain                         100%          Sellco Corporation

JWP France SARL                                    France                        100%          Sellco Corporation

JWP/Guzovsky Electrical Corp.                      Massachusetts                 100%          Sellco Corporation

JWP/HCII Corp.                                     Delaware                      100%          Sellco Corporation

JWP of Hartford, Inc.                              Connecticut                   100%          Sellco Corporation

JWP Information Services, Inc.                     California                    100%          Sellco Corporation

JWP Information Services SARL                      France                        100%          Sellco Corporation

JWP/IS Network Integration Services, Inc.          Pennsylvania                  100%          Sellco Corporation

JWP Merger Sub Inc.                                Delaware                      100%          Sellco Corporation

JWP TS Corp.                                       New Jersey                    100%          Sellco Corporation

Kerby Saunders, Inc.                               New York                      100%          Sellco Corporation

Kerby Saunders-Warkol, Inc.                        Delaware                      100%          Sellco Corporation

Marlon of Texas, Inc.                              Texas                         100%          Sellco Corporation

Micro Avenue                                       Belgium                       100%          Sellco Corporation

MicroCom                                           Belgium                       100%          Sellco Corporation

North Am. Heating & Air Conditioning Company       Delaware                      100%          Sellco Corporation

Sivea Benelux                                      Belgium                       100%          Sellco Corporation

SLR Constructors Inc.                              New York                      100%          Sellco Corporation

Sutter Hill Industries, Inc.                       Illinois                      100%          Sellco Corporation

Teletime Limited                                   Ontario                       100%          Sellco Corporation


University Cogeneration, Inc.                      California                    100%          Sellco Corporation

Wachtel, Duklauer & Fein Incorporated              New York                      100%          Sellco Corporation

JWP Unrestricted Sub 9 Inc.                        New York                      100%          Sellco Corporation

Sellco Corporation                                 Delaware                      100%          EMCOR Group, Inc.

JWP Energy Products Inc.                           Idaho                         100%          EMCOR Group, Inc.

JWP/MEC Corp.                                      Pennsylvania                  100%          EMCOR Group, Inc.

University Energy Services of California, Inc.     California                    100%          EMCOR Group, Inc.

University Technical Services Inc.                 California                    100%          University Energy Services of
                                                                                               California

JWP Telecom, Inc.                                  Delaware                      100%          EMCOR Group, Inc.

JWP Telecommunication Services Inc.                Delaware                      100%          JWP Telecom, Inc.

Standard Telecommunications, Inc.                  New York                      100%          JWP Telecom, Inc.

Standard Telecommunications Equipment Inc.         New Jersey                    100%          JWP Telecom, Inc.

MEC Constructors, Inc. (formerly JWP Pacific       Delaware                      100%          EMCOR Group, Inc.
International, Inc.)

Jamaica Technical Trading Company                  Delaware                      100%          MEC Constructors, Inc.

JWP Technical Services (C.N.M.I.) Inc.             Northern Marianas             100%          MEC Constructors, Inc.

JWP Technical Services (Hong Kong) Limited         Hong Kong                     100%          MEC Constructors, Inc.

JWP Technical Services (Singapore) PTE Ltd.        Singapore                     100%          MEC Constructors, Inc.

JWP Thailand Ltd.                                  Thailand                      100%          MEC Constructors, Inc.


JWP Technical Services of Guam, Inc.               Delaware                       50%          MEC Constructors, Inc.

                                                                                  50%          EMCOR Mechanical/Electrical
                                                                                               Services (West), Inc.


                                  SCHEDULE 5.9

                                   LITIGATION

Comstock Canada Ltd. ("Comstock") is one of two defendants in a lawsuit brought by Henry J. Kaiser Company (Canada) Ltd. seeking $15 million in damages. A copy of the lawsuit has been delivered to Lenders. The complaint arises out of a job performed by Comstock and Comstock believes it has good and meritorious defenses to the action. Comstock intends to assert counterclaims against Henry J. Kaiser Company (Canada) Ltd.

                                  SCHEDULE 7.10

                                  INDEBTEDNESS

                                  SCHEDULE 7.11

                                      LIENS

                                  SCHEDULE 7.12

                   INVESTMENTS, LOANS, ADVANCES AND GUARANTEES